                                                                EXHIBIT 99


                                 AMENDMENT TO
               LITEL COMMUNICATIONS, INC. SALARY DEFERRAL PLAN

WHEREAS, LCI International Management Services, Inc. (hereinafter referred to as the "Employer") established the LiTel Communications, Inc. Salary Deferral Plan (hereinafter referred to as the "Plan") effective January 1, 1984 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to amend the Plan to provide for its funding through a Group Annuity Contract issued by Connecticut General Life Insurance Company and to transfer all Plan assets; and

WHEREAS, the Employer now desires to amend the Plan and restate its provisions to comply with the requirements of the Tax Reform Act of 1986 (TRA '86), the Omnibus Budget Reconciliation Act of 1986 (OBRA '86), and the Unemployment Compensation Amendment of 1992 (UCA '92) if applicable;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety effective October 1, 1992 except as follows:

1. Effective for calendar years beginning on January 1, 1987, the provisions regarding limits on Elective Deferral Contributions shall be amended and governed by the terms of Article IV of the Plan attached hereto.

2. Effective on the first day of the Plan Year beginning 1987, the provisions relating to the special nondiscrimination test for Elective Deferral Contributions under Code section 401(k), as defined in Article I, shall be amended and governed by the terms of the Plan attached hereto.

3. Effective on the first day of the Plan Year beginning in 1987, the provisions relating to the special nondiscrimination test for Matching Contributions and Employee Contributions under Code section 401(m), as defined in Article I, shall be be amended and governed by the terms of the Plan attached hereto.

4. Effective on the first day of the Plan Year beginning in 1987, the provisions defining Highly Compensated Employee shall be amended and governed by the terms of Article I of the Plan attached hereto.

5. Effective on the first day of the Plan Year beginning in 1987, the provisions regarding loans shall be amended and governed by the terms of Article X-A of the Plan attached hereto. However, prior to October 18, 1989, if a Participant's Vested Interest in his Participant's Account was less than $20,000, the Participant was able to borrow up to the lesser of $10,000 or his Vested Interest attributable to contributions which were available for loans.

6. Effective on the first day of the Plan Year beginning in 1987, the provisions regarding Limitations on Allocations shall be amended and governed by the terms of Article V of the Plan attached hereto.

7. Effective on the first day of the Plan Year beginning 1987, contributions made to this Plan shall no longer require Considered Net Profits.

8. Effective on January 1, 1989, the provisions relating to required minimum distributions shall be amended and governed by the terms of the Plan attached hereto.

9. Effective on the first day of the Plan Year beginning in 1989, the provisions relating to withdrawals for Serious Financial Hardship shall be amended and governed by the terms of Article X of the Plan attached hereto.

10. Effective on the first day of the Plan Year beginning in 1992, gap period earnings associated with Excess Contributions shall not be distributed.

11. Effective on the first day of the Plan Year beginning in 1992, gap period earnings associated with Excess Aggregate Contributions shall not be distributed.

12. Effective on the first day of the 1992 Plan Year, the provisions relating to the determination of a financial need for a Serious Financial Hardship shall be liberalized in accordance with the rules set forth in the final 401(k) regulations.

13. Effective on the first day of the 1992 Plan Year, the provisions relating to the correction of excess Annual Additions shall be amended and governed by the terms of Article V of the Plan attached hereto.

14. Effective for calendar years beginning on October 1, 1992, the provisions regarding the Matching Contributions shall be amended and governed by the terms of the Plan attached hereto.

15. Effective on October 1, 1992, the provisions relating to Eligibility shall be amended and governed by the terms of the Plan attached hereto.

16. Effective on October 1, 1992, the provisions defining Compensation shall be amended and governed by the terms of Article I of the Plan attached hereto.

17. Effective January 1, 1993, the provisions relating to Direct Rollovers shall be added to the Plan as governed by the terms of Article VI-A of the Plan attached hereto.

18. Effective the first day of the Plan Year beginning in 1994, Compensation for purposes of the Plan shall be limited to a maximum of $150,000.

19. Effective the first day of the Plan Year in 1994, the Plan shall operate under ERISA section 404(c) as set forth in the Plan attached hereto.

20. Effective January 1, 1994, the provisions relating to Employer shall be amended and governed by the terms of Article I of the Plan attached hereto.

21. Effective April 1, 1994, the provisions relating to Participant's Employer Stock Account shall be added to the Plan as governed by the terms of Article I of the Plan attached hereto.

22. Prior to January 1, 1994, Compensation was limited to a maximum of $200,000 (as indexed by the Secretary of the Treasury). However, effective on the first day of the Plan Year beginning in 1994, Compensation for purposes of the Plan shall be limited to a maximum of $150,000 as stated in Section 1.14 of the Plan.

23. The terms of the Plan as heretofore set forth shall no longer apply with respect to Participants under the Plan who have not terminated employment (including terminations on account of Retirement, death or Disability); and the terms of the Plan with respect to such Participants shall henceforth be as set forth in the LCI International 401(k) Savings Plan, a copy of which is attached to and forms a part of this amendment.

24. The Plan and Trust as amended and restated, shall represent a continuation of the prior Plan and Trust as heretofore set forth and shall not abridge or curtail any rights accorded to Participants under said prior instrument.


IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee have hereunto affixed their signatures.

Executed at Dublin, OH on Dec 29 - 1994
            ----------    --------------

                        LCI INTERNATIONAL MANAGEMENT SERVICES, INC.

 /s/ J. D. HEFLINGER             By   /s/ JOHN J. DILLON
-----------------------             ----------------------------
       Witness


                             Title  Vice President Finance & Treasurer
                                    ----------------------------------

Accepted this 29th day of December, 1994.
              ----        --------------



/s/ CATHY HANNING              By  /s/ SUZANNE E. GIRVAS
------------------------------    ------------------------------------
      Witness                                  Administrator


Accepted this 28th day of December, 1994.
             -----       ----------------

/s/ SHARON GUGAS                By  /s/ THOMAS C. CARROLL
------------------------------     ------------------------------------
      Witness                                     Trustee




                                IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                     LCI INTERNATIONAL 401(K) SAVINGS PLAN







                                 IMPORTANT NOTE


Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               Table Of Contents

ARTICLE I        Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III      Eligibility, Enrollment and Participation  . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV       Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE V        Limitations on Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VI       Distribution of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE VI-A     Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE VII      Retirement Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VIII     Joint and Survivor Annuity Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE IX       Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE X        Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE X-A      Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE XI       Fiduciary Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XII      The Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XIII     Participants' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XIV      Amendment or Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE XV       Substitution of Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE XVI      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE XVI-A    Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70





December 14, 1994

                                   ARTICLE I
                                  DEFINITIONS

1.1 ACCRUED BENEFIT. The term Accrued Benefit means the value on any applicable date of the Participant's Account.

1.2 ACTIVE PARTICIPANT. The term Active Participant means any Participant who (a) performs duties as an Employee for the Employer, and (b) is not an Inactive Participant.

1.3 ACTUAL CONTRIBUTION PERCENTAGE. The term Actual Contribution Percentage means the average of the Actual Contribution Ratios of a specified group computed to the nearest one-hundredth of one percent.

1.4      ACTUAL CONTRIBUTION PERCENTAGE TEST.

         (A) For each Plan Year, the Plan shall satisfy the contribution percentage requirement described in section 401(m)(2) of the Code and the regulations thereunder, which are incorporated herein.

                  The Plan satisfies the Actual Contribution Percentage Test if:

                  (1) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other eligible Employees multiplied by 1.25; or

                  (2) The excess of the Actual Contribution Percentage for the group of eligible Highly Compensated Employees over the Actual Contribution Percentage for the group of all other eligible Employees is not more than two percentage points, and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other eligible Employees multiplied by two.

         (B)      Special Rules.

                  (1) Matching Contributions and Qualified Nonelective Contributions will be considered for a Plan Year only if allocated to the Employee's Account as of any date within the Plan Year being tested and only if made before the last day of the twelve month period immediately following the Plan Year to which such contributions relate.

                  (2) A Matching Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Deferral, or Excess Aggregate Contribution, shall not be taken into account for purposes of the Actual Contribution Percentage Test.

                  (3) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test, including records showing the extent to which Qualified Nonelective Contributions and Elective Deferral Contributions are taken into account.

1.5      ACTUAL CONTRIBUTION RATIO.

         (A) An Employee's Actual Contribution Ratio is the sum of the Contribution Percentage Amounts allocated to the Employee's Account for the Plan Year (including any amounts required to be taken into account under subparagraphs (B)(1) and (B)(2) of this section) divided by the Employee's Compensation for the Plan Year. If no Matching Contributions, Qualified Nonelective Contributions, or Elective Deferral Contributions are taken into account with respect to an eligible Employee, the Actual Contribution Ratio of the Employee is zero.

         (B)      Special Rules.

                  (1) In the event that this Plan is aggregated with one or more plans for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test), or if one or more other plans satisfy the requirements of section 410(b) of the Code (other than the average benefit percentage test) only if aggregated with this Plan, then this section shall be applied by determining the Actual Contribution Ratios of Employees as if all such plans were a single plan. Plans may be aggregated only if they have the same Plan Year.

                  (2) The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of the Employer to which employee contributions or Matching Contributions are made shall be calculated by treating all such plans in which the Employee is eligible to participate as one plan. For Plan Years beginning after December 31, 1988, if a Highly Compensated Employee participates in two or more plans that have different plan years, all plans ending with or within the same calendar year shall be treated as a single plan. However, plans that are not permitted to be aggregated under Treasury Regulation section 1.401(m)-l(b)(3)(ii) shall not be aggregated for purposes of this section.

                  (3) For purposes of determining the Actual Contribution Ratio of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B)(1) and (B)(2) of this section) and Compensation for the Plan Year of all Family Members.

                           If the Participant is required to be aggregated as a member of more than one family group under the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

                           Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Contribution Ratio both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (4) The determination and treatment of the Actual Contribution Ratio amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.6 ACTUAL DEFERRAL PERCENTAGE. The term Actual Deferral Percentage means the average of the Actual Deferral Ratios of a specified group, computed to the nearest one-hundredth of one percent.

1.7      ACTUAL DEFERRAL PERCENTAGE TEST.

         (A) For each Plan Year, the Plan shall satisfy the Actual Deferral Percentage Test described in section 401(k)(3) and the regulations thereunder, which are herein incorporated by reference.

                  The Plan satisfies the Actual Deferral Percentage Test for a Plan Year only if:

                  (1) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25; or

                  (2) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over the Actual Deferral Percentage for the group of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other eligible Employees multiplied by two.

         (B) Special Rules.

                  (1) For purposes of determining the Actual Deferral Percentage Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be allocated to the Employee's Account as of a date within the Plan Year being tested and must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

                  (2) The Excess Deferrals of a Highly Compensated Employee shall be taken into account for purposes of the Actual Deferral Percentage Test. Conversely, the Excess Deferrals of an Employee who is a Nonhighly Compensated Employee shall not be taken into account for purposes of the Actual Defenal Percentage Test.

                  (3) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test, including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account.

1.8      ACTUAL DEFERRAL RATIO.

         (A) An Employee's Actual Deferral Ratio for the Plan Year is the sum of the Employee's Deferral Percentage Amounts allocated to the Employee's Account for the Plan Year (including any amounts required to be taken into account under subparagraphs
                  (B)(1) and (B)(2) of this section), divided by the Employee's Compensation taken into account for the Plan Year. If an eligible Employee makes no Elective Deferral Contributions, and no Qualified Matching Contributions or Qualified Nonelective Contributions are taken into account with respect to the Employee, the Actual Deferral Ratio of the Employee is zero.

         (B)      Special Rules.

                  (1) In the event that this Plan is aggregated with one or more plans for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test), or if one or more other plans satisfy the requirements of section 410(b) of the Code (other than the average benefit percentage test) only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Ratio of Employees as if all such plans were a single plan. Plans may be aggregated only if they have the same Plan Year.

                  (2) The Actual Deferral Ratio of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement (as described in section 401(k) of the Code) of the same Employer shall be calculated by treating all the cash or deferred arrangements in which the Employee is eligible to participate as one arrangement. If the cash or deferred arrangements that are treated as a single arrangement under the preceding sentence are parts of plans that have different Plan Years, the cash or deferred arrangements are treated as a single arrangement with respect to the Plan Years ending with or within the same calendar year. However, plans that are not permitted to be aggregated under Treasury Regulation section 1.401
                           (k)-1(b)(3)(ii)(B) are not aggregated for purposes of this section.

                  (3) For purposes of determining the Actual Deferral Ratio of a Participant who is a 5 percent owner or one of the 10 most Highly Compensated Employees, the Deferral Percentage Amounts and Compensation of such Participant shall include the Deferral Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B)(1) and (B)(2) of this section) and Compensation for the Plan Year of Family Members.

                           If an Employee is required to be aggregated as a member of more than one family group under the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

                           Family Members, with respect to such Highly
                           Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (4) The determination and treatment of the Actual Deferral Ratio amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.9 ANNUITY. The term Annuity means a series of payments made over a specified period of time which, for a fixed annuity are, of equal, specified amounts, and for a variable annuity increase or decrease to reflect changes in investment performance of the underlying portfolio.

1.10 ANNUITY STARTING DATE. The term Annuity Starting Date means the first day of the first period for which an amount is payable as an Annuity. In the case of a benefit not payable in the form of an Annuity, the term Annuity Starting Date means the first day on which all events have occurred which entitle the Participant to such benefit.

1.11 BENEFICIARY. The Participant's Spouse is the designated Beneficiary of 50% of the Participant's Vested Interest. However, each Participant shall have the right to designate another Beneficiary in lieu of his Spouse and to specify the form of death benefit the Beneficiary is to receive, subject to the requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor and/or the form of death benefit Requirements. The Participant may change the Beneficiary and/or the form of death benefit at any time, subject to the requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor and/or the form of death benefit Requirements.

         In addition, each Participant shall have the right to designate a Beneficiary for the balance of his Vested Interest that is not automatically payable to his Spouse and to specify the form of death benefit each Beneficiary is to receive. This designation is not subject to the terms of Article VIII.

         If any distribution hereunder is made to a Beneficiary in the form of an Annuity, and if such Annuity provides for a death benefit, then such Beneficiary shall also have the right to designate a Beneficiary and to change that Beneficiary from time to time. As an alternative to receiving the benefit in the form of an Annuity, the Beneficiary may elect to receive a single cash payment or any other form of payment provided for in the Plan.

         If a Participant who has an Hour of Service on or after August 23, 1984 designates a Beneficiary, other than his Spouse, to receive more than 50% of his Vested Interest and does not obtain the appropriate spousal consent, 50% of the Participant's Vested Interest shall first be paid to his Spouse, after which any remaining benefits shall be paid to the designated Beneficiary.

         If a Beneficiary has not been designated for the portion of the Participant's Vested Interest that is not automatically payable to his Spouse, or if no designated Beneficiary survives the Participant, the Participant's entire Vested Interest shall be distributed to the Participant's Spouse, if living; otherwise in equal shares to any surviving children of the Participant. In the event none of the above named individuals survives the Participant, the Participant's entire Vested Interest shall be paid to the executor or administrator of the Participant's estate.

         For Purposes of Investment of Contributions as described in Article XIII, an individual who is designated as an alternate payee in a qualified domestic relations order (as defined in section 414(p) of the Code) relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

1.12 BOARD OF DIRECTORS. The term Board of Directors means the Employer's board of directors or other comparable governing body.

1.13 CODE. The term Code means the Internal Revenue Code of 1986, as amended from time to time.

1.14     COMPENSATION.

         (A) The term Compensation means the regular or base salary or wages paid by the Employer to the Participant for the period specified in the Plan including the amount of any elective deferral contributions made in accordance with Code sections 125, 402(e)(3), 402(h) or 403(b) and excluding overtime payments and bonuses, commissions, compensation for services on the basis of a percentage of profits, tips, fringe benefits, or other extra-ordinary compensation.

         (B) If for any Plan Year the definition of Compensation stated above fails to meet the nondiscrimination requirements set forth in Code section 414(s) and the regulations thereunder, then for such Plan Year the term Compensation shall mean Compensation as set forth in Section 5.1 (B), except that contributions made pursuant to a salary deferral arrangement shall be included in determining Compensation.

         (C) Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the calendar year ending with or within the Plan Year.

         (D) Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under sections 125, 402(e)(3), 402(h), or 403(b) of the Code; Compensation deferred under an eligible deferred compensation plan within the meaning of section 457(d) of the Code; and employee contributions described in section 414(h)(2) of the Code that are picked up by the employing unit and, thus, are treated as employer contributions.

         (E) The annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for determination periods beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

                  In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then either the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation, or the limitation shall be allocated among the affected individuals in an objective and nondiscriminatory manner based on a reasonable, good faith interpretation of section 401(a)(17) of the Code. The method chosen in the preceding sentence shall be uniformly applied to all affected individuals in a Plan Year and shall be applied consistently from year to year.

                  If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

         (F) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(l7)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual

                  Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

         (G) For purposes of the Actual Deferral Percentage Test or the Actual Contribution Percentage Test, or both, the definition of Compensation shall be any definition of Compensation that satisfies Code Section 414(s) or 415(c)(3).

1.15 CONSIDERED NET PROFITS. The term Considered Net Profits means the entire amount of the accumulated or current operating profits (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Employer after all expenses and charges other than (i) the contributions made by the Employer to the Plan, and (ii) federal or state or local taxes based upon or measured by income, as determined by the Employer, either on an estimated basis or a final basis, in accordance with the generally accepted accounting principles used by the Employer. When the amount of Considered Net Profits has been determined by the Employer, and the contributions are made by the Employer on the basis of such determination, for any Plan Year, such determination and contribution shall be final and conclusive and shall not be subject to change because of any adjustments in income or expense which may be required by the Internal Revenue Service or otherwise. Such determination and contribution shall not be open to question by any Participant either before or after the contributions by the Employer have been made.

1.16 CONTRIBUTION PERCENTAGE AMOUNTS. The term Contribution Percentage Amounts means the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage Test) made under the Plan on behalf of the Employee for the Plan Year. The term Contribution Percentage Amounts also includes Qualified Nonelective Contributions and Elective Deferral Contributions treated as Matching Contributions and taken into account in determining the Employee's Actual Contribution Ratio for the Plan Year.

1.17 CONTRIBUTION PERIOD. The term Contribution Period means that regular period specified by the Employer in Article IV for which contributions shall be made.

1.18 DEFERRAL PERCENTAGE AMOUNTS. The term Deferral Percentage Amounts means an Employee's Elective Deferral Contributions for the Plan Year. The term Deferral Percentage Amounts also includes Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferral Contributions and taken into account in determining the Employee's Actual Deferral Ratio for the Plan Year.

1.19 DISABILITY. The term Disability means a Participant is disabled, as a result of sickness or injury, to the extent that he is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act. If the Participant is not covered under Title II of the Federal Social Security Act, the Plan Administrator shall determine if the Participant is totally disabled based on uniform, nondiscriminatory guidelines, such as being prevented from engaging in any substantial gainful activity for a period of six months, established by the Plan Administrator.

1.20 DISABILITY RETIREMENT DATE. The term Disability Retirement Date means the first day of the month after the Plan Administrator has determined that a Participant's incapacity is a Disability.

1.21     EFFECTIVE DATE. The term Effective Date means October 1, 1992.

1.22 ELECTIVE DEFERRAL CONTRIBUTION. The term Elective Deferral Contribution means any Employer Contribution made to the Plan at the election of the Participant, in lieu of cash compensation, and includes contributions made pursuant to a Salary Deferral Agreement or other deferral mechanism.

         Solely for purposes of the dollar limitation specified in section 402(g) of the Code, with respect to any taxable year, a Participant's Elective Deferral Contributions are the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement described in section 402(h)(1)(B) of the Code, any plan as described under section 501(c)(18) of the Code, and any employer contributions made on behalf of a Participant for the purchase of a tax sheltered annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement.

         The term Elective Deferral Contribution shall not include any deferrals properly distributed as excess annual additions.

1.23 EMPLOYEE. The term Employee means an individual who performs services for the Employer and who is either a common law employee of the Employer or a self-employed individual/owner employee treated as an Employee pursuant to Code section 401(c)(1). The term Employee also includes a Leased Employee who is treated as an Employee of the Employer-recipient pursuant to the provisions of Code section 414(n) or 414(o). For purposes of determining the Highly Compensated Employees, the Employer may elect, on a reasonable and consistent basis, to treat such Leased Employees covered by a plan described in Code section 414(n)(5) as Employees.

1.24 EMPLOYEE CONTRIBUTIONS. The term Employee Contributions means any contributions to the Plan or any other plan that are designated or treated at the time of contribution as after-tax Employee Contributions and are allocated to a separate account to which the attributable earnings and losses are allocated. Such term includes Employee Contributions applied to the purchase of life insurance policies.

         Such term does not include repayment of loans or employee contributions transferred to this Plan.

1.25 EMPLOYER. The term Employer means LCI International Management Services, Inc. and any successor organization to such Employer which elects to continue the Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code section 414(b)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)), or which constitutes an affiliated service group (as defined in Code section 414(m)), all such employers shall be considered a single employer for purposes of participation, vesting, Top-Heavy provisions and determination of Highly Compensated Employees.

1.26 EMPLOYER CONTRIBUTION. The term Employer Contribution means any contribution made to the Plan by the Employer on behalf of a Participant, other than a Rollover Contribution or a mandatory or . voluntary contribution made to the Plan by the Employee that is treated at the time of contribution as an after-tax employee contribution.

1.27 ENTRY DATE. The term Entry Date means either the Effective Date or the January 1, April 1, July 1 or October 1 thereafter when an Employee who has fulfilled the eligibility requirements commences participation in the Plan.

         Any Employee who has satisfied the maximum eligibility requirements permissible under ERISA, shall be eligible to commence participation in this Plan no later than the earlier of (A) or (B) below, as applicable, provided that the Employee has not separated from the Service of the Employer:

         (A) The first day of the first Plan Year beginning after the date on which the Employee satisfied such requirements; or

         (B) The date six months after the date on which the Employee satisfied such requirements.

         If an Employee is not in the active Service of the Employer as of his initial Entry Date, his subsequent Entry Date shall be the date he returns to the active Service of the Employer, provided he still meets the eligibility requirements. If an Employee does not enroll as a Participant as of his initial Entry Date, his subsequent Entry Date shall be the applicable Entry Date as specified above when the Employee actually enrolls as a Participant.

1.28 ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974 (PL 93-406) as it may be amended from time to time, and any regulations issued pursuant thereto as such Act and such regulations affect this Plan and Trust.

1.29     EXCESS AGGREGATE CONTRIBUTIONS

         (A) The term Excess Aggregate Contributions means, with respect to any Plan Year, the excess of the aggregate amount of the Contribution Percentage Amounts actually made on behalf of Highly Compensated Employees for the Plan Year (including any amounts required to be taken into account under subparagraphs
                  (B)(1) and (B)(2) of Section 1.5 of the Plan), over the maximum amount of contributions permitted under the Actual Contribution Percentage Test. The amount of Excess Aggregate Contributions for each Highly Compensated Employee is determined by using the method described in paragraph (B) of this section.

         (B) The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Matching Contributions must be reduced for the Employee's Actual Contribution Ratio to equal the highest permitted Actual Contribution Ratio under the Plan.

                  To calculate the highest permitted Actual Contribution Ratio under the Plan, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced by the amount required to cause the Employee's Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made. This process shall be repeated until the Plan satisfies the Actual Contribution Percentage Test. The highest Actual Contribution Percentage Ratio remaining under the Plan after leveling is the highest permitted Actual Contribution Ratio.

                  For each Highly Compensated Employee, the amount of Excess Aggregate Contributions for a Plan Year is equal to the total Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B)(1) and (B)(2) of Section 1.5 of the Plan), minus the amount determined by multiplying the Employees's highest permitted Actual Contribution Ratio (determined after application of this section) by the compensation used in determining the ratio.

1.30     EXCESS CONTRIBUTION.

         (A) The term Excess Contribution means, with respect to a Plan Year, the excess of Deferral Percentage Amounts made on behalf of eligible Highly Compensated Employees for the Plan Year (including any amounts required to be taken into account under subparagraphs (B)(1) and (B)(2) of Section 1.8 of the Plan) over the maximum amount of such contributions permitted under the Actual Deferral Percentage Test for the Plan Year. The amount of Excess Contributions for each Highly Compensated Employee is determined by using the method described in paragraph (B) of this section.

         (B) The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Elective Deferral Contributions must be reduced for the Employee's Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan.

                  To calculate the highest permitted Actual Deferral Ratio under the Plan, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Employee's Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage Test, only this lesser reduction shall be made. This process shall be repeated until the cash or deferred arrangement satisfies the Actual Deferral Percentage Test. The highest Actual Deferral Ratio remaining under the Plan after leveling is the highest permitted Actual Deferral Ratio.

1.31 EXCESS DEFERRALS. The term Excess Deferrals means those Elective Deferral Contributions that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section.

1.32 FAIL-SAFE CONTRIBUTION. The term Fail-Safe Contribution means a Nonelective Contribution, designated by the Employer at the time of contribution as a Qualified Nonelective Contribution, which is contributed to the Plan solely for the purposes of satisfying either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test and is made in accordance with the provisions of
         Article IV of this Plan.

1.33 FAMILY MEMBER. The term Family Member means, with respect to any Employee, such Employee's Spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

1.34 FIDUCIARY. The term Fiduciary means any, or all, of the following, as applicable:

         (A) Any Person who exercises any discretionary authority or control respecting the management of the Plan or its assets; or

         (B) Any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or has authority or responsibility to do so; or

         (C) Any Person who has discretionary authority or responsibility in the administration of the Plan; or

         (D) Any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

1.35 FORFEITURE. The term Forfeiture means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest following such Participant's Termination of Employment, and at the time specified in Section 9.1.

1.36 HIGHLY COMPENSATED EMPLOYEE. The term Highly Compensated Employee means any Highly Compensated Active Employee or Highly Compensated Former Employee as further defined herein.

         For purposes of the determination of Highly Compensated Employees, the term Compensation means Compensation as defined in Article V of the Plan, but includes the amount of any elective contributions made by the Employer on the Employee's behalf to a cafeteria plan established in accordance with the provisions of Code section 125, a qualified cash or deferred arrangement in accordance with the provisions of Code section 402(e)(3), a simplified employee pension plan in accordance with the provisions of Code section 402(h), or a tax sheltered annuity plan maintained in accordance with the provisions of Code section 403(b).

         A "Highly Compensated Active Employee" is any Employee who performs services for the Employer during the current Plan Year and who, during the current Plan Year or the calendar year ending with the current Plan Year:

         (A) Owns (or is considered to own within the meaning of section 318 of the Code, as modified by section 416(i)(1)(B)(iii) of the Code), more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer, or, if the Employer is other than a corporation, owns more than 5% of the capital or profits interest in the Employer. The determination of 5% ownership shall be made separately for each member of a controlled group of corporations (as defined in Code section 414(c)), or of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Code section 414(c)), or of an affiliated service group (as defined in Code section 414(m)); or

         (B) Receives Compensation in excess of $75,000 multiplied by the applicable cost-of-living adjustment factor prescribed under Code section 415(d) and then prorated in the case of a short Plan Year; or

         (C) Receives Compensation in excess of $50,000, as adjusted for cost-of-living increases in accordance with Code section 415(d) and then prorated in the case of a short Plan Year, and is in the top 20% of Employees ranked by Compensation; or

         (D) Is, at any time, an officer of the Employer and receives Compensation in excess of 50% of the amount in effect under Code section 415(b)(1)(A) for the applicable period.

                  If no officer receives Compensation in excess of the amount specified above, the highest paid officer for the applicable period shall be a Highly Compensated Employee.

                  In no event if there are more than 500 Employees, shall more than 50 Employees or, if there are less than 500 Employees, shall the greater of three Employees or 10% of all Employees, be taken into account as officers.

         In determining both the top 20% of Employees ranked by Compensation for purposes of paragraph (C) above, and officers of the Employer for purposes of paragraph (D) above, Employees who have not completed six months of Service by the end of the applicable period, Employees who normally work less than 17-1/2 hours per week, Employees who normally work less than six months during a year, Employees who have not attained 21, and nonresident aliens who receive no earned income from U.S. sources shall be excluded.

         Also excluded under the above paragraph are Employees who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement. Such Employees will be excluded only if retirement benefits were the subject of good faith bargaining, 90% of the Employees of the Employer are covered by the agreement, and the Plan covers only Employees who are not covered by the agreement.

         Notwithstanding the above provisions, an Employee, other than a 5% owner as described in paragraph (a) above who was not highly compensated in the calendar year ending with or within the current Plan Year will not be considered to be a Highly Compensated Employee in the current Plan Year unless such Employee is one of the top 100 Employees ranked by Compensation for the current Plan Year.

         A "Highly Compensated Former Employee" is any former Employee who separated from Service with the Employer in a Plan Year preceding the current Plan Year and was a Highly Compensated Active Employee in either:

         (A)      the Plan Year in which his separation from Service occurred;
                  or

         (B) any Plan Year ending on or after such former Employee's 55th birthday.

         A former Employee is an Employee who performs no services for the Employer during a Plan Year (for example, by reason of a leave of absence).

1.37 INACTIVE PARTICIPANT. The term Inactive Participant means any Participant who does not currently meet the requirements to be an Active Participant due to a suspension of the performance of duties for the Employer.

         In addition, a Participant who ceases to meet the eligibility requirements in accordance with Section 3.1 shall be considered an Inactive Participant.

1.38 INSTALLMENT REFUND ANNUITY. The term Installment Refund Annuity means an annuity which provides fixed monthly payments for a period certain of not less than three nor more than 15 years. If the Participant dies before the period certain expires, the annuity will be paid to the Participant's Beneficiary for the remainder of the period certain. The period certain shall be chosen by the Participant at the time the annuity is purchased, and the Installment Refund Annuity will be the amount of benefit which can be purchased with the Participant's Vested Interest. The Installment Refund Annuity is not a life annuity and in no event shall the period certain extend to a period which equals or exceeds the life expectancy of the Participant.

1.39 JOINT AND SURVIVOR ANNUITY. The term Joint and Survivor Annuity means an Annuity for the life of the Participant with a survivor Annuity for the life of the Participant's Spouse which is not less than one-half, nor greater than, the amount of the Annuity payable during the joint lives of the Participant and the Participant's Spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's vested account balance. In the case of an unmarried Participant, Joint and Survivor Annuity means an Annuity payable over the Participant's life.

1.40 LATE RETIREMENT DATE. The term Late Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer after his Normal Retirement Age, for any reason other than death.

1.41 LEASED EMPLOYEE. The term Leased Employee means any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer.

1.42 MATCHING CONTRIBUTIONS. The term Matching Contributions means contributions made by the Employer to the Plan on behalf of a Participant on account of either Elective Deferral Contributions, if any, Employee Contributions, if any, or required contributions, if any.

1.43     NAMED FIDUCIARY. The term Named Fiduciary means the Plan
         Administrator, the Trustee and any other Fiduciary designated in writing by the Employer, and any successor thereto.

1.44 NONHIGHLY COMPENSATED EMPLOYEE. The term Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.45 NONELECTIVE CONTRIBUTIONS. The term Nonelective Contributions means contributions made by the Employer (other than Matching Contributions) that the Participant may not elect to have paid in cash or other benefits instead of being contributed to the Plan.

1.46 NORMAL RETIREMENT AGE. The term Normal Retirement Age means the date the Participant attains age 65.

1.47 NORMAL RETIREMENT DATE. The term Normal Retirement Date means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

1.48 PARTICIPANT. The term Participant means any Employee of the Employer, who is or becomes eligible under this Plan in accordance with its provisions and shall include any Active Participant, Inactive Participant and for purposes of Investment of Contributions as described in Article XIII of the Plan, former participant. Former Participants shall include those Participant's who upon termination of employment defer distribution in accordance with Section 6.2 of the Plan.

1.49 PARTICIPANT'S ACCOUNT. The term Participant's Account means the sum of the following sub-accounts held on behalf of each Participant:

         - Elective Deferral Contributions, if any, and earnings thereon.

         -        Matching Contributions, if any, and earnings thereon.

         - Qualified Matching Contributions, if any, and earnings thereon.

         - Qualified Nonelective Contributions, if any, and earnings thereon.

         -        Rollover Contributions, if any, and earnings thereon.

         A Participant's Account shall be invested in accordance with the rules established by the Plan Administrator, which shall be applied in a consistent and nondiscriminatory manner.

1.50 PARTICIPANT'S EMPLOYER STOCK ACCOUNT. The term Participant's Employer Stock Account means that portion, if any, of the Participant's Account which is invested in shares of the Employer's stock. Such Participant's Employer Stock Account shall be credited with dividends paid, if any. Such Participant's Employer Stock Account will be valued on the last day of each month that the public exchange over which the Employer's stock is traded is open for unrestricted trading.

         Amounts which are to be invested in the Participant's Employer Stock Account may be invested in any short-term account prior to actual investment in the Participant's Employer Stock Account. The Trustee will vote the shares of the Employer's stock invested in the Participant's Employer Stock Account.

         The ability of a Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with the rules under Section 16(b) of the Act.

1.51 PERSON. The term Person means any natural person, partnership, corporation, trust or estate.

1.52 PLAN. The term Plan means LCI International 401(k) Savings Plan, the terms of which are set forth herein as it may be amended from time to time.

1.53 PLAN ADMINISTRATOR. The terms Plan Administrator and Administrator are used interchangeably throughout the Plan and shall mean the Employer.

1.54 PLAN YEAR. The term Plan Year means the 12-month period commencing on January 1 and ending on the following December 31.

1.55 QUALIFIED MATCHING CONTRIBUTIONS. The term Qualified Matching Contributions shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

1.56 QUALIFIED NONELECTIVE CONTRIBUTIONS. The term Qualified Nonelective Contributions shall mean Nonelective Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

1.57 ROLLOVER CONTRIBUTION. The term Rollover Contribution means an amount representing all or part of a distribution from a pension or profit-sharing plan meeting the requirements of Code section 401(a) that is eligible for rollover to this Plan in accordance with the requirements set forth in Code section 402 or Code section 408(d)(3), whichever is applicable.

1.58 SALARY DEFERRAL AGREEMENT. The term Salary Deferral Agreement means an agreement between a Participant and the Employer to defer the Participant's Compensation for the purpose of making Elective Deferral Contributions to the Plan.

1.59 TERMINATION OF EMPLOYMENT. The term Termination of Employment means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal Retirement Age for any reason other than Disability or death.

1.60 TRUST. The term Trust means the trust agreement entered into by the Employer, the Administrator and the Trustee.

1.61 TRUSTEE. The term Trustee means one or more persons collectively appointed and acting under the trust agreement, and any successor thereto.

1.62 VESTED INTEREST. The term Vested Interest on any date means the nonforfeitable right to an immediate or deferred benefit in the amount which is equal to the following:

         (A) the value on that date of that portion of the Participant's Account that is attributable to the following contributions:

                  -        Elective Deferral Contributions, if any

                  -        Rollover Contributions, if any

                  -        Qualified Matching Contributions, if any

                  -        Qualified Nonelective Contributions, if any

         (B) plus the value on that date of that portion of the Participant's Account that is attributable to and derived from:

                  -        Matching Contributions, if any

                  Such contributions pursuant to Subsection (B), plus the earnings thereon, shall be, at any relevant time, a part of the Participant's Vested Interest equal to an amount ("X") determined by the following formula:

                           X = P(AB + D)- D

                  For the purposes of applying this formula:

                        P       =        The Participant's Vesting Percentage at
                                         the relevant time.

                       AB       =        The account balance attributable to
                                         such contributions, plus the earnings
                                         thereon, at the relevant time.

                       D        =        The amount of the distribution.

1.63 VESTING PERCENTAGE. The term Vesting Percentage means the Participant's nonforfeitable interest in contributions made by the Employer credited to his account that are not 100% immediately vested, plus the earnings thereon, computed as of the date of determining such percentage because of the occurrence of some event in accordance with the following schedule based on Years of Service after December 31, 1991 with the Employer:


                   Years of Service                 Vesting Percentage
                   ----------------                 ------------------

                   Less than five                              0%
                   five or more                              100%

         However, if an Active Participant reaches age 65, dies prior to attaining his Normal Retirement Age, or becomes totally disabled his Vesting Percentage shall be 100%.

                                   ARTICLE II
                                    SERVICE

2.1 SERVICE. The term Service means active employment with the Employer as an Employee. For purposes of determining Service, employment with any company which is under common control with the Employer as specified in section 414 of the Internal Revenue Code shall be treated as employment with the Employer.

2.2 ABSENCE FROM EMPLOYMENT. Absence from employment on account of a leave of absence authorized by the Employer pursuant to the Employer's established leave policy will be counted as employment with the Employer provided that such leave of absence is of not more than two years' duration. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as employment with the Employer. If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date the Administrator receives notice that such Employee will not return to the active Service of the Employer. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.

2.3 HOUR OF SERVICE. The term Hour of Service means a period of Service during which an Employee shall be credited with one Hour of Service as described in (A), (B), (C), and (D) below:

         (A) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

         (B) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or Disability) other than for the performance of duties. Hours under this Subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (C) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

         (D) Each hour for which an Employee is on an authorized unpaid leave (such as service with the Armed Forces, jury duty, educational leave). These hours shall be credited to the Employee for the computation period or periods in which such authorized leave takes place. However, no more than 501 hours shall be credited under this subparagraph (D).

         Hours of Service will be credited for employment with other members of an affiliated service group (under Internal Revenue Code section 414(m)), a controlled group of corporations (under Internal Revenue Code section 414(b)), or a group of trades or businesses under common control (under Internal Revenue Code section 414(c)), of which the adopting employer is a member. Hours of Service will also be credited for any individual considered an Employee under Internal Revenue Code section 414(n).

         Solely for purposes of determining whether a One-Year Break in Service, as defined in Section 2.4, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or patemiry reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

2.4 ONE-YEAR BREAK IN SERVICE. Except as provided below regarding eligibility, the term One-Year Break in Service means any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

2.5 DETERMINING VESTING PERCENTAGE. Vesting credit shall be given for each Year of Service except those periods specified in Section 2.7.

         If a Participant completes less than 1,000 Hours of Service during a Plan Year while remaining in the Service of the Employer, his Vesting Percentage shall not be increased for such Plan Year. However, at such time as the Participant again completes at least 1,000 Hours of Service in any subsequent Plan Year, his Vesting Percentage shall then take into account all Year(s) of Service with the Employer except those specified in Section 2.7.

         If an individual who ceases to be an Employee and is subsequently rehired as an Employee enrolls (or re-enrolls) in the Plan, upon his participation (or subsequent participation) his Vesting Percentage shall then take into account all Year(s) of Service except those specified in Section 2.7.

2.6      YEAR(S) OF SERVICE. The term Year(s) of Service means a
         12-consecutive-month period during which an Employee has completed at least 1,000 Hours of Service.

         (A)      Eligibility Computation Period.

                  For purposes of determining Years of Service and Breaks in Service for eligibility, the twelve-consecutive-month period shall begin with the date on which an Employee's employment commenced and, where additional periods are necessary, on succeeding anniversaries of his employment commencement date. The employment commencement date is the date on which the Employee first performs an Hour of Service for the Employer maintaining the Plan.

                  The eligibility requirement specified in Article III is one or more full Years of Service. Such requirement shall be met upon completion of at least 1,000 Hours of Service for each Year of Service specified.

         (B)      Vesting Computation Period.

                  In computing Years of Service and Breaks in Service for vesting, the 12-consecutive-month period shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

                  For purposes of the Vesting Computation Period, if any Plan Year is less than 12-consecutive months, and if a Participant would have been credited with a Year of Service during the 12-consecutive-month period beginning on the first day of the short Plan Year, then the Participant will receive a Year of Service for the short Plan Year. The Participant receives credit for an additional Year of Service if the Participant would have been credited with a Year of Service for the Plan Year immediately following the short Plan Year.

2.7 EXCLUDED YEARS OF SERVICE. In determining the Vesting Percentage of an Employee, all Years of Service with the Employer shall be taken into account except:

         - Plan Years during which a Participant did not complete at least 1,000 Hours of Service.

         -        Years of Service prior to 1992.


2.8 PREDECESSOR ORGANIZATION SERVICE. For purposes of this Article, Service with a predecessor organization of the Employer shall be treated as Service with the Employer in any case in which the Employer maintains the Plan of such predecessor organization.

                                  ARTICLE III
                   ELIGIBILITY, ENROLLMENT AND PARTICIPATION

3.1 ELIGIBILITY. Each Employee who was a Participant prior to the Effective Date and who is in the Service of the Employer on the Effective Date shall continue as a Participant in the Plan. Each Employee who was hired before October 1, 1992 shall be eligible to become a Participant immediately provided he is a member of the eligible class of Employees. Each other Employee, excluding a Contract/Leased Employee, shall be eligible to become a Participant as of the Effective Date or the Entry Date thereafter when he first meets the following requirement(s):

         -        One Year of Service

         -        Not a non-resident alien with no U.S.-source income

3.2 ENROLLMENT AND PARTICIPATION. Each eligible Employee may enroll as of his Entry Date by completing and delivering to the Administrator an enrollment form and, if applicable, a Salary Deferral Agreement. He will then become a Participant as of his Entry Date.

3.3 RE-EMPLOYED EMPLOYEE. In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, the following provisions shall apply in determining his eligibility to again participate in the Plan:

         (A) If the Employee had met the eligibility requirement(s) specified in Section 3.1 prior to his separation from employment, he shall become an Active Participant in the Plan as of the date he is re-employed, after completing the applicable form(s), in accordance with Section 3.2.

         (B) If the Employee had not met the eligibility requirement(s) specified in Section 3.1 prior to his separation from employment, he shall be eligible to participate in the Plan on the first Entry Date following his fulfillment of such eligibility requirement(s).

         For purposes of this Subsection, all Years of Service with the Employer, including any Years of Service prior to any Breaks in Service, shall be taken into account.

3.4 ELIGIBLE CLASS. In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees.

         In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum service requirement and would have previously become a Participant had he been in the eligible class.

                                   ARTICLE IV
                                 CONTRIBUTIONS

4.1 ELECTIVE DEFERRAL CONTRIBUTIONS. Each Active Participant may enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 1% nor more than 15% of his Compensation for the Contribution Period which shall be the Employer's then current pay period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. Elective Deferral Contributions shall be paid by the Employer to the Trust not less frequently than monthly, but in no event later than 90 days following the date the amounts were deferred.

         Salary Deferral Agreements shall be govemed by the following provisions:

         (A) Amounts contributed pursuant to a Salary Deferral Agreement shall be 100% vested and non-forfeitable at all times.

         (B) No Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of the taxable year. However, this $7,000 limit shall not apply to certain amounts deferred in 1987 that were attributable to Service performed in 1986.

         (C) Amounts contributed pursuant to a Salary Deferral Agreement, which are not in excess of the limit described in Subsection
                  (B) above, shall be subject to the Limitations on Allocations in accordance with Article V. Elective Deferral Contributions that are in excess of the limit described in Subsection (B) shall also be subject to the Limitations on Allocations in accordance with Article V.


         (D) A Salary Deferral Agreement may be changed by a Participant four times during the Plan Year, on January 1, April 1, July 1, and October 1, by filing written notice thereof with the Administrator. Such notice shall be effective, and the Salary Deferral Agreement shall be changed on the date specified in such notice or as soon as administratively possible, which date must be at least 15 days after such notice is filed.

         (E) Elective Deferral Contributions shall be subject to the Actual Deferral Percentage Test limitations.

         (F)      Correction of Excess Contributions.

                  (1) If the Employer determines prior to the end of the Plan Year that the Actual Deferral Percentage Test may not be satisfied, the Employer may take the corrective action specified in Section 4.11 of the Plan.

                  (2) If, after the end of the Plan Year, the Employer determines that the Plan will fail the Actual Deferral Percentage Test, the Employer shall take the corrective action specified in Section 4.13 or
                           Section 4.16 of the Plan, or a combination of such corrective actions, in order to ensure that the Plan does not fail the Actual Deferral Percentage Test for the Plan Year being tested.

4.2 MATCHING CONTRIBUTIONS. The Employer's Board of Directors may establish a Matching Contribution rate for each calendar year. This Matching Contribution rate will be applied on a percentage basis to Elective Deferral Contributions made by Employees during that calendar year, subject to the Limitations on Allocations specified in Article
         V. The Matching Contribution shall be paid to the Trust not less frequently than monthly. Matching Contributions shall be subject to the Actual Contribution Percentage Test. The Employer may designate at the time of contribution that all or a portion of such Matching Contribution be treated as Qualified Matching Contributions.

         If the Employer determines prior to the end of the Plan Year that the Actual Contribution Percentage Test may not be satisfied, the Employer may take the corrective action specified in Section 4.12 of the Plan.

         If, after the end of the Plan Year, the Employer determines that the Plan will fail the Actual Contribution Percentage Test, the Employer shall take the corrective action specified in Section 4.14 or Section
         4.16 of the Plan, or a combination of such corrective actions, in order to ensure that the Plan does not fail the Actual Contribution Percentage Test for the Plan Year being tested.

         Such Matching Contribution shall be allocated as of the last day of the Contribution Period for which such contribution is made to each Participant who:

         -        is an Active Participant as of any day of the Contribution
                  Period.

         Notwithstanding the above provision, an allocation will be made on behalf of a Participant who dies, retires, or becomes disabled during the Contribution Period.

4.3 FAIL-SAFE CONTRIBUTION. The Employer reserves the right to make a discretionary Nonelective Contribution to the Plan for any Plan Year, if the Employer determines that such a contribution is necessary to ensure that either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test will be satisfied for that Plan Year. Such amount shall be designated by the Employer at the time of contribution as a Qualified Nonelective Contribution and shall be known as a Fail-Safe Contribution.

         The Fail-Safe Contribution shall be made on behalf of all eligible non-Highly Compensated Employees who are Participants and who are considered under the Actual Deferral Percentage Test or the Actual Contribution Percentage Test. This contribution shall be allocated to the Participant's Account of each such Participant in an amount equal to a fixed percentage of such Participant's Compensation. The fixed percentage shall be equal to the minimum fixed percentage necessary to be contributed by the Employer on behalf of each eligible non-Highly Compensated Employee who is a Participant so that the Actual Deferral Percentage Test or the Actual Contribution Percentage Test is satisfied.

         The Fail-Safe Contribution for any Plan Year as determined above shall be paid to the Trust at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in no event later than the date which is prescribed by law for filing the Employer's income tax return, including any extensions thereof.

4.4 PROFITS NOT REQUIRED. Contributions to this Plan shall not be precluded because the Employer does not have Considered Net Profits. Notwithstanding the existence of Considered Net Profits, the Employer may determine in its sole discretion that it will make no contributions for such Plan Year.

4.5 PAYMENT OF EXPENSES. The Employer may contribute to the Plan the amount necessary, to pay any applicable expense charges and administration charges. In lieu of the Employer's contributing the amount necessary to pay such charges, these expenses may be paid from the Trust fund.

4.6 ALLOCATION OF FORFEITURES. The contributions made by the Employer shall be reduced by any Forfeitures available as an Employer credit in accordance with Section 9.3.

4.7 CREDITING OF ELECTIVE DEFERRAL AND OTHER CONTRIBUTIONS. Elective Deferral Contributions and other contributions made by the Employer shall be credited to the Participant Account of each Participant for whom such contributions are made, in accordance with the provisions of
         Article XIII.

4.8 ROLLOVER CONTRIBUTIONS. The Plan may receive Rollover Contributions on behalf of an Employee. Receipt of a Rollover Contribution shall be subject to the approval of the Plan Administrator. Before approving the receipt of a Rollover Contribution, the Plan Administrator may request any documents or other information from an Employee or opinions of counsel which the Plan Administrator deems necessary to establish that such amount is a Rollover Contribution.

         A Participant's Account shall be maintained on behalf of each Employee from whom Rollover Contributions are received, regardless of such Employee's eligibility to participate in the Plan in accordance with the requirements of Article III, and Rollover Contributions may be invested in any manner authorized under the provisions of this Plan.

         Rollover Contributions received from an Employee who is not otherwise eligible to participate in the Plan may not be withdrawn in accordance with the provisions of Article X until such Employee becomes a Participant, except that such Employee may receive a distribution of his Participant's Account if his Termination of Employment occurs.

         Rollover Contributions shall be credited to the Participant's Account and may be invested in any manner authorized under the provisions of this Plan.

4.9 TRANSFERS. Without regard to the Limitations on Allocations imposed under Article V, the Plan may receive, directly from another qualified pension or profit sharing plan meeting the requirements of Internal Revenue Code section 401(a), all or part of the entire amount distributable on behalf of a Participant from such plan. Likewise, the Plan may receive Transfers representing the assets of any predecessor plan.

         Transfers may be invested in any manner authorized under the provisions of this Plan.

4.10 SUSPENSION OF ELECTIVE DEFERRAL CONTRIBUTIONS. The following provisions shall apply with respect to suspension of Elective Deferral Contributions.

         (A) Elective Suspension. An Active Participant may elect to suspend his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Administrator at any time. The Salary Deferral Agreement shall be suspended on the date specified in such notice, which date must be at least 15 days after such notice is filed. The notice shall specify the period for which such suspension shall be effective which is not inconsistent with other provisions of this Plan. Such period may extend indefinitely.

         (B) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Salary Deferral Agreement suspended during such leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation is resumed.

         (C) Withdrawal Suspension. An Active Participant who elects a withdrawal in accordance with Article X may have his Salary Deferral Agreement suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified therein.

         (D) Non-Elective Suspension. An Active Participant who ceases to meet the eligibility requirements as specified in Section 3.1 but who remains in the employ of the Employer, shall have his Salary Deferral Agreement suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

         The Participant may elect to reactivate his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Plan Administrator. The Salary Deferral Agreement shall be reactivated on the next January 1, April 1, July 1 or October 1 following the expiration of the suspension period described above.

4.11 LIMITATION OF ELECTIVE DEFERRAL CONTRIBUTIONS. If the Employer determines prior to the end of the Plan Year that the Plan may not satisfy the Actual Deferral Percentage Test for the Plan Year, the Employer may require that the amount of Elective Deferral Contributions being allocated to the accounts of Highly Compensated Employees be reduced to the extent necessary to prevent Excess Contributions from being made to the Plan.

         Although the Employer may reduce the amount of Elective Deferral Contributions that may be allocated to the Participant's Account of Highly Compensated Employees, the affected Employees shall continue to participate in the Plan. When the situation that resulted in the reduction of Elective Deferral Contributions ceases to exist, the Employer shall reinstate the amount of Elective Deferral Contributions elected by the Participant in the Salary Deferral Agreement to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

4.12 LIMITATION OF MATCHING CONTRIBUTIONS. If the Employer determines prior to the end of the Plan Year that the Plan may not satisfy the Actual Contribution Percentage Test for the Plan Year, the Employer may require that the amount of Matching Contributions being allocated to the Accounts of Highly Compensated Employees be reduced to the extent necessary to prevent Excess Aggregate Contributions from being made to the Plan.

4.13     CORRECTIVE DISTRIBUTION OF EXCESS CONTRIBUTIONS.

         (A) The Employer may distribute Excess Contributions (and income allocable thereto) to the appropriate Highly Compensated Employee after the close of the Plan Year in which the Excess Contribution arose and within 12 months after the close of that Plan Year.

         (B) The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and shall be determined as follows:

                  (1) The income allocable to Excess Contributions is determined by multiplying the income for the Plan Year allocable to Deferral Percentage Amounts by a fraction. The numerator of the fraction is the Excess Contributions attributable to the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (A) the total account balance of the

                           Employee attributable to Deferral Percentage Amounts as of the beginning of the Plan Year, plus (B) the Employee's Deferral Percentage Amounts for the Plan Year.

                  (2) The allocable gain or loss for the period between the end of the Plan Year and the date of distribution shall not be taken into consideration when determining the income allocable to Excess Contributions.

         (C) The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

         (D) The distribution of Excess Contributions made to the Family Members of a family group that was combined for purposes of determining a Highly Compensated Employee's Actual Deferral Ratio shall be allocated among the Family Members in proportion to the Elective Deferral Contribution (including any amounts required to be taken into account under subparagraphs (B) (1 ) and (B) (2) of Section 1.8 of the
                  Plan) of each Family Member that is combined to determine the Actual Deferral Ratio.

         (E) A corrective distribution of Excess Contributions (and income) shall be made without regard to any Participant or spousal consent or any notice otherwise required under sections 41 l(a)(l 1) and 417 of the Code.

         (F) Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Contribution being distributed shall be forfeited. The Matching Contribution so forfeited shall be in proportion to the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the Excess Contribution arose. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Contributions shall be applied to reduce Employer contributions or pay Plan expenses.

         (G) In no case may the amount of Excess Contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferral Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

         (H) In the event of a complete termination of the Plan during the Plan Year in which an Excess Contribution arose, the corrective distribution must be made as soon as administratively feasible after the date of the termination of the Plan, but in no event later than 12 months after the date of termination.

         (I) Any distribution of less than the entire amount of Excess Contributions with respect to any Highly Compensated Employee shall be treated as a pro-rata distribution of Excess Contributions and allocable income or loss.

4.14     CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS.

         (A) Excess Aggregate Contributions may be corrected using one of the methods described in subparagraphs (1) and (2) below. The Employer shall elect the method of correction to be used and shall apply such method to the correction of the Excess Annual Contribution for the Plan Year.

                  (1)      Method 1:

                           (a) The Excess Aggregate Contribution (and income) shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Employee's Account attributable to Contribution Percentage Amounts. The distribution or forfeiture shall be made after the close of the Plan Year in which the Excess Aggregate Contribution arose and within 12 months after the close of that Plan Year. Whether an amount is distributed or forfeited under this subparagraph (a) shall be determined based on the rules set forth in paragraph (B) of this section.

                  (2)      Method 2:



                           (a) Any Matching Contributions (and Qualified Matching Contributions, to the extent not taken into account for purposes of the Actual Deferral Percentage Test), and income allocable thereto, shall be forfeited, if forfeitable, or distributed to the appropriate Highly Compensated Employee. The distribution or forfeiture shall be made after the close of the Plan Year in which the Excess Aggregate Contribution arose and within 12 months after the close of that Plan Year. Whether an amount is forfeited or distributed shall be determined under the rules set forth in paragraph (B) of this section.

         (B) Determination of Distributable and Forfeitable Amounts. For purposes of paragraph (A) of this section:

                  (1) An Excess Aggregate Contribution attributable to vested Matching Contributions, Qualified Matching Contributions (and, if applicable, Qualified Nonelective Contributions and Elective Deferral Contributions) shall be distributed to the appropriate Highly Compensated Employee in accordance with the terms of this section.

                  (2) An Excess Aggregate Contribution attributable to an Employee's nonvested Matching Contributions shall be forfeited in accordance with the terms of this section.

                  (3) A Highly Compensated Employee's vested and nonvested interest in Matching Contributions (and income allocable thereto) attributable to Excess Aggregate Contributions shall be based on the proportion that represents the Employee's Vested Interest in Matching Contributions under the Plan for the Plan Year in which the Excess Aggregate Contribution arose.

         (C) Forfeited Excess Aggregate Contributions. In accordance with paragraph (B) of this section, the amount that represents the Employee's nonvested interest in Matching Contributions (and income), and is attributable to Excess Aggregate Contributions, shall be forfeited and, as such, shall be applied to reduce Employer contributions or pay expenses.

         (D) Income Allocable to Excess Aggregate Contributions. For purposes of this section, the income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year, and shall be determined as follows:

                  (1) The income allocable to Excess Aggregate Contributions is determined by multiplying the income for the Plan Year allocable to Contribution Percentage Amounts by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (A) the total account balance of the Employee attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus (B) the Contribution Percentage Amounts for the Plan Year.

                  (2) The allocable gain or loss for the period between the end of the Plan Year and the date of correction shall not be taken into consideration when determining the income allocable to Excess Aggregate Contributions.

         (E) The distribution of Excess Aggregate Contributions (and income) made to Family Members of a family group that was combined for purposes of determining a Highly Compensated Employee's Actual Contribution Ratio shall be allocated among Family Members in proportion to the Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of Section
                  1.5 of the Plan) of each Family Member that are combined to determine the Actual Contribution Ratio.

         (F) In the event of a complete termination of the Plan during the Plan Year in which an Excess Aggregate Contribution arose, the corrective distribution or forfeiture shall be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination.

         (G) If the entire account balance of a Highly Compensated Employee is distributed during the Plan Year in which the Excess Aggregate Contribution arose, the distribution shall be deemed to have been a corrective distribution of Excess Aggregate Contributions (and income) to the extent that a corrective distribution would otherwise have been required.

         (H) Any distribution of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro-rata distribution of Excess Aggregate Contributions and allocable income or loss.

         (I) In no case may the amount of Excess Aggregate Contributions distributed to a Highly Compensated Employee exceed the amount of Matching Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

         (J) A distribution of Excess Aggregate Contributions (and income) shall be made under this section without regard to any notice or consent otherwise required under sections 411(a)(11) and 417 of the Code.

4.15 CORRECTIVE DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, may be distributed to any Participant to whose account Excess Deferrals were allocated for the individual's taxable year. Such a corrective distribution shall be made in accordance with this section.

         (A)      Correction of Excess Deferrals After Taxable Year.

                  (1) Not later than the March 15 following the close of a Participant's taxable year, the Participant may notify the Plan of the amount of Excess Deferrals received by the Plan during that taxable year. The notification shall be in writing, shall specify the Participant's Excess Deferrals, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, these amounts, when added to all other Elective Deferral Contributions made on behalf of the Participant during the taxable year, shall exceed the dollar limitation specified in section 402(g) of the Code.

                  (2) The Participant is deemed to have notified the Plan of Excess Deferrals if, not later than the March 15 following the close of a Participant's taxable year, the Employer notifies the Plan on behalf of the Participant of the Excess Deferrals. Such Excess Deferrals shall be calculated by taking into account only Elective Deferral Contributions under the Plan and any other plans of the Employer.

                  (3) Not later than the April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount of Excess Deferrals designated under subparagraphs (1) or (2) above.

         (B) Correction of Excess Deferrals During the Taxable Year. A Participant who has an Excess Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution shall be made if:

                  (1) The Participant designates the distribution as an Excess Deferral. The designation shall be made in the same manner as the notification described in subparagraph (A) (1) of this section. The Participant will be deemed to have designated the distribution as an Excess Deferral if the Employer makes the designation on behalf of the Participant to the extent that the Participant has Excess Deferrals for the taxable year calculated by taking into account only Elective Deferral Contributions to the Plan and other plans of the Employer.

                  (2) The corrective distribution is made after the date on which the Plan received the Excess Deferral.

                  (3) The Plan designates the distribution as a distribution of Excess Deferrals.

         (C) If the Participant provides the Employer with satisfactory evidence and written notice to demonstrate that all Elective Deferral Contributions by the participant in this Plan and any other qualified plan exceed the applicable limit under section 402(g) of the Code for such individual's taxable year, then the Plan Administrator may (but is not required to) distribute sufficient Elective Deferral Contributions (not to exceed the amount of Elective Deferral Contributions actually contributed on behalf of the Participant to this Plan during the Participant's taxable year) from this Plan to allow the Participant to comply with the applicable limit. The evidence provided by the Participant must establish clearly the amount of Excess Deferrals. The Participant must present this evidence to the Plan Administrator by the March 1 following the end of the calendar year in which the Excess Deferrals occurred.

         (D) Income Allocable to Excess Deferrals. The income allocable to Excess Deferrals is equal to the sum of allocable gain or loss for the taxable year of the individual and shall be determined as follows:

                  (1) The gain or loss allocable to Excess Deferrals is determined by multiplying the income for the taxable year allocable to Elective Deferral Contributions by a fraction. The numerator of the fraction is the Excess Deferrals by the Employee for the taxable year. The denominator of the fraction is equal to the sum of:

                           (a) The total account balance of the Employee attributable to Elective Deferral Contributions as of the beginning of the Plan Year, plus

                           (b)      The Employee's Elective Deferral
                                    Contributions for the taxable year.

                  (2) The income allocable to Excess Deferrals shall not include the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

         (E) No Employee or Spousal Consent Required. A corrective distribution of Excess Deferrals (and income) shall be made without regard to any notice or consent otherwise required under sections 411(a)(11) and 417 of the Code.

         (F) Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Deferral being distributed shall be forfeited. The Matching Contribution so forfeited shall be in proportion to the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the Excess Deferral arose. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Deferrals shall be applied to reduce Employer contributions or pay Plan expenses.

4.16 QUALIFIED CONTRIBUTIONS. In lieu of distributing Excess Contributions as provided in Section 4.13 of the Plan, or Excess Aggregate Contributions as provided in Section 4.14 of the Plan, the Employer may take the actions specified below in order to satisfy the Actual Deferral Percentage Test or the Actual Contribution Percentage Test, or both, pursuant to the regulations under the Code.

         (A) At the election of the Employer, Qualified Nonelective Contributions or Qualified Matching Contributions, or both, may be taken into account as Elective Deferral Contributions for purposes of calculating the Actual Deferral Ratio of a Participant.

                  The amount of Qualified Nonelective Contributions or Qualified Matching Contributions made under the terms of this Plan and taken into account as Elective Deferral Contributions for purposes of calculating the Actual Deferral Ratio, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions or Qualified Matching Contributions, or both, that are needed to meet the Actual Deferral Percentage Test.

         (B) At the election of the Employer, Qualified Nonelective Contributions or Elective Deferral Contributions, or both, may be taken into account as Matching Contributions for purposes of calculating the Actual Contribution Ratio of a Participant.

                  The amount of Qualified Nonelective Contributions or Elective Deferral Contributions made under the terms of this Plan and taken into account for purposes of calculating the Actual Contribution Ratio, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions or Elective Deferral Contributions, or both, that are needed to meet the Actual Contribution Percentage Test.

         (C) Any Qualified Nonelective Contribution, Qualified Matching Contribution, and Elective Deferral Contribution taken into account under paragraphs (A) or (B) must be allocated to the Employee's Account as of a date within the Plan Year in which the Excess Contribution or Excess Aggregate Contribution arose and must be paid to the Plan no later than the 12-month period immediately following the Plan Year to which the contribution relates.

4.17     MULTIPLE USE OF ALTERNATIVE LIMITATION.

         (A) Multiple use of the alternative limitation occurs if all of the conditions of this paragraph (A) are satisfied:

                  (1) One or more Highly Compensated Employee of the Employer are eligible employees in both a cash or deferred arrangement subject to section 401(k) and a plan maintained by the Employer subject to section 401(m).

                  (2) The sum of the Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(k) and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under the Plan subject to section 401(m) exceeds the aggregate limit of paragraph (C) of this section.

                  (3) Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(k) exceeds the amount described in section 401(k)(3)(A)(ii)(I).

                  (4) The Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(m) exceeds the amount described in section 401(m)(2)(A)(i).

         (B) For purposes of this section, the aggregate limit is the greater of:

                  (1)      The sum of-

                           (a) 1.25 times the greater of the relevant Actual Deferral Percentage, and

                           (b) Two percentage points plus the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the lesser of the relevant Actual Deferral Percentage or the Actual Contribution Percentage; or

                  (2)      The sum of-

                           (a) 1.25 times the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage, and

                           (b) Two percentage points plus the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage.

         (C) For purposes of paragraph (B) of this section, the term "relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Nonhighly Compensated Employees under the arrangement subject to section 401(k) for the Plan Year, and the term "relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Nonhighly Compensated Employees eligible under the Plan subject to section 401(m) for the Plan Year beginning with or within the Plan Year of the arrangement subject to section 401(k).

         (D) The Actual Deferral Percentage and Actual Contribution Percentage of the group of eligible Highly Compensated Employees are determined after use of Qualified Nonelective Contributions and Qualified Matching Contributions to meet the requirements of the Actual Deferral Percentage Test and after use of Qualified Nonelective Contributions and Elective Deferral Contributions to meet the requirements of the Actual Contribution Percentage Test. The Actual Deferral Percentage and Actual Contribution Percentage of the group of Highly Compensated Employees are determined after any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions and after recharacterization of Excess Contributions required without regard to this section. Only plans and arrangements maintained by the Employer are taken into account under paragraph (B). If the Employer maintains two or more cash or deferred arrangements subject to section 401(k) that must be mandatorily disaggregated pursuant to section 401(k)-1(g)(11)
                  (iii) multiple use is tested separately with respect to each plan.

         (E) If multiple use of the alternative limit occurs with respect to two or more plans or arrangements maintained by the Employer, it shall be corrected by reducing the Actual Contribution Percentage of Highly Compensated Employees in the manner described in paragraph (F) of this section. Instead of making this reduction, the Employer may eliminate the multiple use of the alternative limitation by making Qualified Nonelective Contributions to the Plan.

         (F) The amount of the reduction by which each Highly Compensated Employee's Actual Contribution Ratio is reduced shall be treated as an Excess Aggregate Contribution. The Actual Contribution Percentage of all Highly Compensated Employees under the plan subject to reduction shall be reduced so that there is no multiple use of the alternative limitation.

                                   ARTICLE V
                           LIMITATIONS ON ALLOCATIONS

5.1 LIMITATIONS ON ALLOCATIONS. Definitions - The following definitions are atypical terms which refer only to terms used in the Limitations on Allocations Sections of this Article V.

         (A) Annual Additions. The term Annual Additions shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

                  (1) all contributions made by the Employer which shall include:

                           -        Elective Deferral Contributions, if any;

                           -        Matching Contributions, if any;

                           -        Qualified Matching Contributions, if any;

                           -        Nonelective Contributions, if any;

                           -        Qualified Nonelective Contributions, if
                                    any;

                  (2)      all Forfeitures, if any;

                  (3)      all Employee Contributions, if any.

                  For the purposes of this Article, Excess Amounts reapplied under Section 5.2 (D) shall also be included as Annual Additions. Also, for the purposes of this Article, Employee Contributions are determined without regard to deductible employee contributions within the meaning of section 72(o)(5) of the Code.

                  Amounts allocated after March 31, 1984, to an individual medical account, as defined in Internal Revenue Code section 415(l)(1), which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Internal Revenue Code section 419A(d)(3), under a welfare benefit fund, as defined in Internal Revenue Code section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

                  Contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or merely because Excess Contributions or Excess Aggregate Contributions are corrected through distribution or recharacterization. Excess Deferrals that are distributed in accordance with Section 4.15 of the Plan are not Annual Additions.

                  Forfeited Matching Contributions that are forfeited because the contributions to which they relate are treated as Excess Aggregate Contributions, Excess Contributions, or Excess Deferrals and that are reallocated to the Participant Accounts of other Participants for the Plan Year in which the forfeiture occurs, are treated as Annual Additions for the Participants to whose accounts they are reallocated and for the Participants from whose accounts they are forfeited.

         (B) Compensation. The term Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and foreign earned income (as defined in section 911(b) of the Code) whether or not excludable from gross income under section 911 of the Code. The term Compensation does not include:

                  (1) Employer Contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or Employer Contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                  (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                  (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                  (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                  For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this article, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

         (C) Defined Contribution Dollar Limitation. The term Defined Contribution Dollar Limitation shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Internal Revenue Code section 415(b)(1) as in effect for the Limitation Year.

         (D) Employer. The term Employer shall mean the Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Internal Revenue Code section 414(b) as modified by section 415(h)), or which constitutes trades or business (whether or not incorporated) which are under common control (as defined in section 414(c) as modified by section 415(h)), or affiliated service groups (as defined in section 414(m)) of which the adopting Employer is a part, all such employers shall be considered a single Employer for purposes of applying the limitations of this Article.

         (E) Excess Amount. The term Excess Amount shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

         (F) Limitation Year. The term Limitation Year shall mean the calendar year.

         (G) Maximum Permissible Amount. The term Maximum Permissible Amount shall mean the lesser of (1) the Defined Contribution Dollar Limitation, or (2) 25% of the Participant's Compensation for the Limitation Year.

                  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Permissible Amount for the short Limitation Year will be the lesser of (1) the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12, or (2) 25% of the Participant's Compensation for the short Limitation Year.

5.2 LIMITATIONS ON ALLOCATIONS. If the Employer does not maintain any qualified plan in addition to this Plan:

         (A) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

         (B) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation. Such Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any employer contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carned over from prior years.

         (C) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year. In the event a Participant separates from the Service of the Employer prior to the end of the Limitation Year, the Maximum Permissible Amount for such Participant shall be determined prior to any distribution of his Participant's Account on the basis of his actual Compensation. Any Excess Amounts shall be disposed of in accordance with Section 5.2 (D).

         (D) If there is an Excess Amount with respect to a Participant for a Limitation Year as a result of a reasonable error in estimating the Participant's annual compensation, an allocation of forfeitures, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or under other limited facts and circumstances which the commissioner finds justified, such Excess Amount shall be disposed of as follows:

                  (1) If an Excess Amount exists, the Excess Amount in the Participant's Account (excluding Elective Deferral Contributions) shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all Participants in the Plan. The excess amount must be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan. For purposes of this subparagraph, the Excess Amount may not be distributed to Participants or former Participants.

                  (2) If, after the application of subparagraph (1) an Excess Amount still exists, then the Participant's Elective Deferral Contributions (including earnings and losses thereon) allocated for the Limitation Year shall be returned to the Participant to the extent that an

                           Excess Amount exists. This distribution shall be made as soon as administratively feasible after the Excess Amount is determined. Any Elective Deferral Contributions returned under this paragraph shall be disregarded for purposes of the Actual Deferral Percentage Test.

                  (3) Alternatively, the Plan Administrator may elect to dispose of the Excess Amount by applying the procedure in subparagraph (2) before applying the procedure in subparagraph (1). If the Plan Administrator makes this election, the Plan Administrator must apply it uniformly to all Participants in a Limitation Year.

                  (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

5.3 LIMITATIONS ON ALLOCATIONS. If the Employer maintains one or more defined contribution plans in addition to this Plan:

         (A) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

                  (1) The Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Account for the same Limitation Year under this Plan and such other defined contribution plan; or

                  (2)      Any other limitation contained in this Plan.

                  Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in Subsection (1) above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined for all Participants similarly situated.

                  Any contribution made by the Employer based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years, if applicable.

         (B) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Section 5.3 (A) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

         (C) If amounts are contributed to a Participant's Account under this Plan on an allocation date which does not coincide with the allocation date(s) for all such other plans, and if a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to have derived from those contributions last allocated.

         (D) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributable to this Plan will be the product of (1) and (2) below:

                  (1) The total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Internal Revenue Code section 415).

                  (2) The ratio of (1) the amount allocated to the Participant as of such date under this Plan, divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Internal Revenue Code section 415).

         (E) Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 5.2(D).

5.4 LIMITATIONS ON ALLOCATIONS. If the Employer maintains a defined benefit plan in addition to this Plan:

         (A) If an individual is a Participant at any time in both this Plan and a defined benefit plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defmed Contribution Plan Fraction for any year may not exceed 1.0. In the event that the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction exceeds 1.0, the Defined Contribution Plan Fraction will be reduced until the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction does not exceed 1.0.

                  If an individual was a Participant in this Plan or in any other defined contribution plan maintained by the Employer which was in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the Fractions over 1.0 times (2) the denominator of the Defined Contribution Plan Fraction, will be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. The adjustment is calculated using the Fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983, or June 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the Fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of the Employer in existence on July 1, 1982.

                  In addition, if an individual was a Participant in this Plan or in any other defined contribution plan maintained by the Employer which was in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the Employer's defined benefit plan was also in existence on May 6, 1986, and the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the Fractions over 1.0 times (2) the denominator of the Defined Contribution Plan Fraction, will be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. This adjustment is calculated using the Fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987. In the event that a Participant's accrued benefit as of December 31, 1986, under the defined benefit plan exceeds the defined benefit dollar limitation set forth in Internal Revenue Code section 415(b)(1), the amount of that accrued benefit shall be used in both the numerator and the denominator of the Defined Benefit Plan Fraction in making this adjustment.

                  For purposes of this Section 5.4, all defined benefit plans of the Employer, whether or not terminated, will be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, will be treated as one defined contribution plan.

         (B) The Defined Benefit Plan Fraction for any year is a fraction, the numerator of which is the Participant's Projected Annual Benefit under the defined benefit plan (determined as of the close of the Limitation Year), and the denominator of which is the lesser of (1) or (2) below:

                  (1) 1.25 times the dollar limitation in effect under Internal Revenue Code section 415(b)(1)(A) on the last day of the Limitation Year; or

                  (2) 1.4 times the amount which may be taken into account under Internal Revenue Code section 415(b)(1)(B) with respect to such Participant for the Limitation Year.

                  Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983 or June 30, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Internal Revenue Code section 415 as in effect at the end of the 1982 Limitation
                  Year.

         (C) A Participant's Projected Annual Benefit is equal to the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan based upon the following assumptions:

                  (1) The Participant will continue employment until reaching Normal Retirement Age as determined under the terms of the plan (or current age, if that is later);

                  (2) The Participant's Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the age described in sub-division (1) of this subparagraph; and

                  (3) All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

         (D) The Defined Contribution Plan Fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts in such Limitation Year and for all prior Limitation Years, and the denominator of which is the lesser of (1) or (2) below for such Limitation Year and for all prior Limitation Years of such Participant's employment (assuming for this purpose, that Internal Revenue Code section 415(c) had been in effect during such prior Limitation Years):

                  (1) 1.25 times the dollar limitation in effect under Internal Revenue Code section 415(c)(1)(A) on the last day of the Limitation Year; or

                  (2) 1.4 times the amount which may be taken into account under Internal Revenue Code section 415(c)(1)(B) with respect to such Participant for the Limitation Year.

                  For the purposes of determining these Limitations on Allocations, any non-deductible employee contributions made under a defined benefit plan will be considered to be a separate defined contribution plan and will be considered to be part of the Annual Additions for the appropriate Limitation Year.

                  Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

         (E) Notwithstanding the foregoing, at the election of the Plan Administrator, in computing the Defined Contribution Plan Fraction with respect to any Plan Year ending after December 31, 1982, the denominator shall be an amount equal to the product of:

                  (1) The denominator of the Defined Contribution Plan Fraction, computed in accordance with the rules in effect for the Plan Year ending in 1982; and

                  (2)      the transition fraction, which is a fraction

                           (a)      the numerator of which is the lesser of:

                                    (i)      $51,875, or

                                    (ii)     1.4 times 25% of the Compensation
                                             of the Participant for the Plan
                                             Year ending in 1981, and

                           (b)      the denominator of which is the lesser of

                                    (i)      $41,500, or

                                    (ii)     25% of the Compensation of the
                                             Participant for the Plan Year
                                             ending in 1981.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

6.1 DISTRIBUTIONS IN GENERAL. Each Participant may elect, with his Spouse's consent if required, a distribution in the form of an Annuity, a single sum cash payment, Employer stock, or a combination of the above. All distributions are subject to the provisions of
         Article VIII, Joint and Survivor Annuity Requirements.

         Distributions of Employer stock are limited to the value of the Participant's Employer Stock Account and shall be made by the Trustee.

6.2 TIMING OF DISTRIBUTIONS. If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent to the distribution before it is made.

         Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time ending no later than the Participant's Normal Retirement Age. Such election to defer shall be revocable.

         If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within 90 days after receiving a written explanation of the optional forms of benefit available pursuant to Income Tax Regulation 1.411(a)(11), all benefits shall be deferred to, and distribution shall be made as of the Participant's Normal Retirement Age. The distribution will be made in accordance with Section 8.2.

         A Participant whose actual retirement date is on or after his Normal Retirement Age may not elect to defer distribution of his benefit beyond the date of his actual retirement.

         If the value of a Participant's Vested Interest is $3,500 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's Termination of Employment. Such a distribution may not be deferred.

         Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the later of (A) or (B), below, occurs:

         (A) the date on which the Participant attains his Normal Retirement Age or age 62, if later; or

         (B) the date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer.

         Notwithstanding the foregoing, the failure of a Participant and Spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the above paragraph.


6.3 DISTRIBUTION LIMITATION. Elective Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or a Beneficiary, in accordance with such Participant's or Beneficiary's election, earlier than upon the Participant's Termination of Employment, death, or disability.

         Such amounts may also be distributed upon:

         (A) Termination of the Plan without the establishment or maintenance of a successor plan.

                  For purposes of this paragraph, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent of the Employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in section 414(i) of the Code, but does not include an employee stock ownership plan as defined in section 4975(e) or 409 of the Code or a simplified employee pension as defined in section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

                  A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and
                  (H) of that section.

         (B) The disposition by the Employer to an unrelated corporation of substantially all the assets (within the meaning of section 409(b)(2) of the Code) used in the trade or business of the Employer if the Employer continues to maintain this Plan after the disposition. However, a distribution may be made under this paragraph only to an Employee who continues employment with the corporation acquiring such assets.

                  In addition, this requirement is satisfied only if the purchaser does not maintain the Plan after the disposition.
                  A purchaser maintains the plan of the seller if it adopts the plan or otherwise becomes an employer whose employees accrue benefits under the Plan. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to a plan maintained by the purchaser in a transaction subject to section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because the Plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

                  For purposes of this paragraph, the sale of "substantially all" the assets used in a trade or business means the sale of at least 85 percent of the assets.

                  A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and
                  (H) of that section.

         (C) The disposition by the Employer to an unrelated entity or individual of the Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Employer continues to maintain this Plan. However, a distribution may be made under this paragraph only to an Employee who continues employment with such subsidiary.

                  In addition, this requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser maintains the plan of the seller if it adopts the plan or otherwise becomes an employer whose employees accrue benefits under the Plan. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to a plan maintained by the purchaser in a transaction subject to section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because the Plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

                  A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and
                  (H) of that section.

         (D) In the case of Elective Deferral Contributions only, the attainment of age 59-1/2, as described in Section 10.1 of the Plan.

         (E) In the case of Elective Deferral Contributions only, the hardship of the Participant, as described in Section 10.3 of the Plan.

6.4 COMMENCEMENT OF DISTRIBUTIONS. Notwithstanding the provisions of the preceding Timing of Distributions Section, distributions to a Participant will commence no later than the date determined in accordance with the provisions of this Section.

         Distribution to a Participant must commence no later than the required beginning date. The first required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

         The required beginning date of a Participant who attains age 70-1/2 before January 1, 1988, shall be the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs, provided the Participant was not a 5% owner in the Plan Year ending in the year in which the Participant attained age 66-1/2 or any later Plan Year. A Participant is treated as a 5% owner for purposes of this section if such Participant is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is Top-Heavy). The required beginning date of a Participant who is a 5 % owner during any year beginning after December 31, 1979, is the first day of April following the later of:

         (A)      the calendar year in which the Participant attained age
                  70-1/2, or

         (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

         Once distributions have begun to a 5% owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year. Distribution to such Participant must commence no later than the first day of April following the calendar year in which the Participant's Termination of Employment occurs.

         If distribution to any Participant is made in other than a single sum payment, the second payment shall be distributed no later than the December 31 following the April 1 by which the first payment was required to be distributed. Each succeeding payment shall be distributed no later than each December 31 thereafter.

6.5      DISTRIBUTION REQUIREMENTS.

         (A) Except as otherwise provided in Article VIII, the requirements of this Section shall apply to any distribution of a Participant's Accrued Benefit.

         (B) All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the regulations.

         (C) Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

                  (1)      the life of the Participant,

                  (2)      the life of the Participant and a designated
                           Beneficiary,

                  (3) a period certain not extending beyond the life expectancy of the Participant, or

                  (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

         (D) Minimum Amounts to be Distributed. If the Participant's entire Vested Interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire Vested Interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a Beneficiary other than the Participant's Spouse may not be recalculated.


                  (1) If the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  (2) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (d)(1) above as the relevant divisor without regard to regulations section 1.401(a)(9)-2.

                  (3) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

6.6 NON-TRANSFERABLE. The Participant's right to any Annuity payments, benefits, and refunds is not transferable and shall be free from the claims of all creditors to the fullest extent permitted by law.

6.7 DEATH DISTRIBUTION PROVISIONS. If the Participant dies before distribution of his Vested Interest commences, the following provisions shall apply:

         (A) If a distribution is to be made to a Beneficiary other than the Surviving Spouse:


                  (1) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500, unless the Beneficiary elects another form of distribution, that portion of the Participant's Vested Interest payable to the Beneficiary will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.


                  (2) If the present value of the Participant's Vested Interest is $3,500 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

         (B) If the distribution is to be made to a Beneficiary who is the Surviving Spouse, such distribution will be made in accordance with the following:


                  (1) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500 and is immediately distributable (as defined in Section 8.5), the surviving spouse must consent to the distribution before it is made. If the Surviving Spouse does not consent to a distribution, all benefits shall be deferred to a date that complies with the terms of
                           Section 6.8(B).


                           The distribution shall be made in accordance with the provisions of Section 8.3.

                  (2) If the present value of the Participant's Vested Interest payable to the Surviving Spouse is $3,500 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

6.8 DEATH DISTRIBUTION COMMENCEMENT DATE. Upon the death of the Participant, the following distribution provisions shall take effect:

         (A) If the Participant dies after distribution of his entire Vested Interest has commenced, the remaining portion of such Vested Interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  In no event shall distribution of the Participant's remaining Vested Interest be made in a lump sum after the Participant's death unless such distribution is consented to, in writing, by the Participant's Surviving Spouse, if any.

         (B) If the Participant dies before distribution of his Vested Interest commences, the Participant's entire Vested Interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

                  (1) If any portion of the Participant's Vested Interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), commencing no later than one year after the Participant's death;

                  (2) If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70-1/2. However, the Surviving Spouse may elect, at any time following the Participant's death, to defer the date on which distributions will begin until no later than the date on which the Participant would have attained age 70-1/2 and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

         (C) For purposes of (B) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

         (D)      For purposes of this Section (Death Distribution Commencement
                  Date) any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

6.9      ALTERNATE PAYEE SPECIAL DISTRIBUTION. Distributions pursuant to
         Section 16.8 may be made without regard to the age or employment status of the Participant.

                                  ARTICLE VI-A
                                DIRECT ROLLOVERS

6A.1 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except as otherwise provided by the Employer's administrative procedures as permitted by regulations. In addition, a Distributee's election of a Direct Rollover shall be subject to the following requirements:

         (A) If the Distributee elects to have only a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover, that portion must be equal to at least $500.

         (B) If the entire amount of a Distributee's Eligible Rollover Distribution is $500 or less, the distribution may not be divided. Instead, the entire amount must either be paid to the Distributee or to an Eligible Retirement Plan in a Direct Rollover.

         (C) A Distributee may not elect a Direct Rollover if the Distributee's Eligible Rollover Distributions during a year are reasonably expected by the Plan Administrator to total less than $200 (or any lower minimum amount specified by the Plan Administrator).

         (D)      A Distributee may not elect a Direct Rollover of an Offset
                  Amount.

         (E) A Distributee's election to make or not make a Direct Rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, except that a Distributee shall be permitted at any time to change, with respect to subsequent payments in the series of periodic payments, a previous election to make or not make a Direct Rollover. A change of election shall be accomplished by the Distributee notifying the Plan Administrator of the change. Such notice must be in the form and manner prescribed by the Plan Administrator.

6A.2     Definitions.

         (A) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

         (B) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

         (C) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                  section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

         (D) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (E) Offset Amount: An Offset Amount is the amount by which a Participant's Account is reduced to repay a loan from the Plan (including the enforcement of the Plan's security interest in the Participant's Account).

                                  ARTICLE VII
                              RETIREMENT BENEFITS

7.1 NORMAL RETIREMENT. A Participant who attains his Normal Retirement Age shall have a Vesting Percentage of 100%. If a Participant retires from the active Service of the Employer on his Normal Retirement Date, he shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Normal Retirement Date.

7.2 LATE RETIREMENT. A Participant may continue in the Service of the Employer after his Normal Retirement Age, and in such event he shall retire on his Late Retirement Date. Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Late Retirement Date.

7.3 DISABILITY RETIREMENT. A Participant who retires from the Service of the Employer on account of Disability shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Disability Retirement Date.

                                  ARTICLE VIII
                    JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 GENERAL. The provisions of this Article shall take precedence over any conflicting provision in this Plan.

         The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in
         Section 8.7.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety-day period ending on the first day on which all events have occurred which entitle the Participant to a benefit, a married Participant's Vested Interest will be paid in the form of a Qualified Joint and Survivor Annuity.

         An unmarried Participant will be provided a single Life Annuity unless the Participant elects another form of benefit during the applicable Election Period.

8.3 PAYMENT OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a married Participant dies before his Annuity Starting Date, then 50% of the Participant's Vested Interest, less the amount of any unpaid loan balance outstanding under the terms of Article X-A, shall be applied toward the purchase of an immediate Annuity for the life of the Surviving Spouse. As an alternative to receiving the benefit in this form of an Annuity, the Surviving Spouse may elect to receive a single cash payment or any other form of payment provided for in the Plan within a reasonable time after the Participant's death.

8.4      DEFINITIONS.

         (A) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

                  A Participant who has not attained age 35 as of the end of a Plan Year, may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 8.6(A). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

         (B) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that such written consent cannot be obtained because:

                  (1)      there is no Spouse;

                  (2)      the Spouse cannot be located;

                  (3) the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to such effect;

                  (4) of other circumstances as the Secretary of the Treasury may by regulations prescribe, the Participant's election to waive coverage will be considered a Qualified Election.

                  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 8.6 below.

         (C) Qualified Joint and Survivor Annuity: An immediate Annuity for the life of the Participant with a survivor Annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the Annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's entire Vested Interest. If no survivor Annuity percentage has been specified in an election, the percentage payable to the Spouse will be 50%.

                  Notwithstanding the above paragraph, a Qualified Joint and Survivor Annuity for an unmarried Participant shall mean an Annuity for the life of the Participant.

         (D) Qualified Preretirement Survivor Annuity: A survivor Annuity for the life of the Spouse in the amount which can be purchased with 50% of the Participant's Vested Interest. Such Annuity shall be provided proportionately from both employer contributions and Employee Contributions.

         (E) Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the Participant. A former Spouse may be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Internal Revenue Code section 414(p).

8.5 CONSENT REQUIREMENTS. Only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Neither the consent of the Parrticipant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

8.6      NOTICE REQUIREMENTS.

         (A) In the case of a Qualified Joint and Survivor Annuity as described in Section 8.4(C), the Plan Administrator shall provide each Participant within a reasonable period prior to the commencement of benefits a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; (v) a general description of the eligibility conditions and other material features of the optional forms of benefit; and (vi) sufficient additional information to explain the relative values of the optional forms of benefit available to them under this Plan.

         (B) In the case of a Qualified Preretirement Survivor Annuity as described in Section 8.4(D), the Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 8.6(A) to a Qualified Joint and Survivor Annuity.

                  If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

                  If a Participant enters the Plan after he has attained age 35, the Plan Administrator shall provide notice within a reasonable period of time following the entry of the Participant in the Plan.

                  If a Participant's Termination of Employment occurs before the Participant attains age 35, the Plan Administrator shall provide notice within one year of such Termination of Employment.

8.7      TRANSITIONAL RULES.

         (A) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article relating to the Qualified Preretirement Survivor Annuity apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service for vesting purposes when he separated from Service.

         (B) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 8.7(D).

         (C) The respective opportunities to elect (as described in Sections 8.7(A) and 8.7(B) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

         (D) Any Participant who has elected pursuant to Section 8.7(B) of this Article and any Participant who does not elect under
                  Section 8.7(A) or who meets the requirements of Section 8.7(A) except that such Participant does not have at least 10 Years of Service for vesting purposes when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                  (1) Automatic Joint and Survivor Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                           (a) begins to receive payments under the Plan on or after Normal Retirement Age; or

                           (b) dies on or after Normal Retirement Age while still working for the Employer; or

                           (c) begins to receive payments on or after the Qualified Early Retirement Age; or

                           (d)      separates from Service on or after
                                    attaining Normal Retirement Age (or the
                                    Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                           then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  (2) Election of Early Survivor Annuity: A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such Annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of
                           (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                  (3)      For purposes of this Section 8.7(D):

                           (a)      Qualified Early Retirement Age is the
                                    latest of:

                                    (i)      the earliest date, under the Plan,
                                             on which the Participant may elect
                                             to receive retirement benefits; or


                                    (ii)     the first day of the 120th month
                                             beginning before the Participant
                                             reaches Normal Retirement Age; or

                                    (iii)    the date the Participant begins
                                             participation.



                           (b) Qualified Joint and Survivor Annuity is an Annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 8.4(C).

                                   ARTICLE IX
                           TERMINATION OF EMPLOYMENT

9.1 DISTRIBUTION. As of a Participant's Termination of Employment, he shall be entitled to receive a distribution of his entire Vested Interest. Such distribution shall be further subject to the terms and conditions of Article VI.

       If at the time of his Termination of Employment the Participant's Vesting Percentage is not 100% and the Participant does not take a distribution from the portion of his Vested Interest subject to the Vesting Percentage, the non-vested portion of his Participant's Account will become a Forfeiture upon the date the Participant incurs five consecutive One-Year Breaks in Service.

       If at the time of his Termination of Employment the Participant's Vesting Percentage is not 100% and such Participant does take a distribution from the portion of his Vested Interest subject to the Vesting Percentage, or if the Participant's Vesting Percentage is 0%, the non-vested portion of his Participant's Account will become a Forfeiture upon the date such terminated Participant incurs a One-Year Break in Service.

       If the Participant, whose non-vested portion of his Participant's Account became a Forfeiture in accordance with the terms of the preceding paragraph, is later rehired by the Employer and re-enrolls in the Plan before incurring five consecutive One-Year Breaks in Service, then the amount of the Forfeiture shall be restored by the Employer and shall be included as part of that portion of his Participant's Account subject to the Vesting Percentage.

       In addition, such rehired Participant shall be entitled to repay the portion of the distribution made at his Termination of Employment that was derived from Employer Contributions. The portion of the repayment that is attributable to amounts that were subject to the Vesting Percentage shall, upon repayment, be included as part of that portion of his Participant's Account subject to the Vesting Percentage and will no longer be considered a distribution for purposes of determining the Participant's Vested Interest. Such repayment must be made before the Participant has incurred five consecutive One-Year Breaks in Service following the date he received the distribution or five years after the Participant is re-employed by the Employer, whichever date is earlier.

9.2 NO FURTHER RIGHTS OR INTEREST. A Participant shall have no further interest in or any rights to any portion of his Participant's Account that becomes a Forfeiture due to his Termination of Employment once the Participant incurs five consecutive One-Year Breaks in Service in accordance with Article II.

9.3 APPLICATION OF FORFEITURES. Any Forfeiture arising in accordance with the provisions of Section 9.1 shall be used by the Employer to reduce and in lieu of the contributions made by the Employer next due under
       Article IV, or to pay Plan expenses, at the earliest opportunity after such Forfeiture becomes available.

                                   ARTICLE X
                                  WITHDRAWALS

10.1 WITHDRAWAL AFTER AGE 59-1/2. A Participant who has attained age 59-1/2, may elect to withdraw from his Participant's Account, once every Plan Year, an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account.

       Withdrawals must be a minimum of $500.

10.2 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF CONTRIBUTIONS OTHER THAN ELECTIVE DEFERRAL CONTRIBUTIONS. In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw a portion of his Vested Interest attributable to the following to meet such need:

       - Matching Contributions that are not designated as Qualified Matching Contributions, including earnings.

       In no event may any such withdrawal exceed the amount required to meet the immediate financial need created by the Serious Financial Hardship.

       Such Serious Financial Hardship must be shown by positive evidence submitted to the Plan Administrator that the hardship is of sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Participant's right under the Plan to make additional withdrawals or to continue to be a Participant.

       Withdrawals for Serious Financial Hardship of contributions other than Elective Deferral Contributions must be a minimum of $500.00.

10.3 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF ELECTIVE DEFERRAL CONTRIBUTIONS. Distributions of Elective Deferral Contributions may be made to a Participant in the event of a hardship. For purposes of this section, a distribution is made on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Employee and is necessary to satisfy the financial need. In addition, for Plan Years beginning after December 31, 1988 any distribution on account of hardship shall be limited to the distributable amount described in paragraph (C) of this section.

       (A) Whether an Employee has an immediate and heavy financial need shall be determined by the Plan Administrator based on all relevant facts and circumstances. An immediate and heavy financial need shall be determined to exist if the Employee establishes to the satisfaction of the Plan Administrator that the need is a result of:

            (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

            (2) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, his or her spouse, children or dependents (as defined in section 152 of the Code);

            (3) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

            (4) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence; or

            The Employee shall have the burden of presenting to the Plan Administrator written evidence sufficient to demonstrate the existence of such need, and the Plan Administrator shall not permit a distribution under this section without first receiving such evidence.

       (B) The Participant shall specify on the application for a hardship withdrawal whether the Participant elects the provision of (1) or
            (2) below to be used in determining the necessity of the hardship.

            (1) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if all of the following requirements are satisfied:

                 (a) The hardship distribution is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include the amounts necessary to apply any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                 (b) The Employee had obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

                 (c) The Employee is suspended from making Elective Deferral
                     Contributions to the Plan for at least 12 months after receipt of the hardship distribution In addition, the Employee must be prohibited under the terms of the plan or an otherwise enforceable agreement from making Elective Deferral Contributions and Employee Contributions to all other plans maintained by the Employer for at least 12 months after receipt of the hardship distribution.

                     For this purpose, the phrase "all other plans of the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125 of the Code. However, it does not include the mandatory employee contribution part of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code.

                 (d) The Employee may not make Elective Deferral Contributions to the Plan for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferral Contributions for the taxable year of the hardship distribution. In addition, all other plans maintained by the Employer must limit the Employee's Elective Deferral Contributions for the next taxable year to the applicable limit under section 402(g) of the Code for that year minus the Employee's Elective Deferral Contributions for the year of the hardship distribution.

            (2) A distribution will be treated as necessary to satisfy a financial need if the Employer relies upon the Employee's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

                 (a) Through reimbursement or compensation by insurance or
                     otherwise;

                 (b) By liquidation of the Employee's assets;

                 (c) By cessation of Elective Deferral Contributions under the
                     Plan; or

                 (d) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

                 A need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

                 The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

       (C) The distributable amount is equal to the Employee's total Elective Deferral Contribution as of the date of distribution, reduced by the amount of previous distributions of Elective Deferral Contributions on account of hardship. The Employee's total Elective Deferral Contributions shall be increased by income allocable to Elective Deferral Contributions. In the case of income allocable to Elective Deferral Contributions, the distributable amount may only include amounts that were credited to the Employee's Account as of December 31, 1988.

       (D) Withdrawals for Serious Financial Hardship of Elective Deferral Contributions must be a minimum of $500.00.

10.4 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS. Once during a Plan Year an Employee may elect to withdraw from his Participant's Account an amount up to 100% of the value of that portion of his account attributable to his Rollover Contributions as defined in Article IV. Such an election shall become effective in accordance with the Notification Section below.

10.5 WITHDRAWAL - PARTICIPANTS EMPLOYER STOCK ACCOUNT. The ability of a Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with the rules under Section 16(b) of the Act.

10.6 NOTIFICATION. The Participant shall notify the Administrator in writing of his election to make a withdrawal under the preceding provisions of this Article X. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after such notice is filed. Payment of the withdrawal shall be subject to the terms and conditions of Article VI.

10.7 NON-REPAYMENT. Withdrawals made in accordance with this Article X may not be repaid.

10.8 SPOUSAL CONSENT TO WITHDRAWAL. Prior to obtaining a withdrawal in accordance with this Article X, a married Participant must obtain spousal consent in accordance with the provisions of Article VIII.

                                  ARTICLE X-A
                                     LOANS

10A.1 LOANS TO PARTICIPANTS. The Plan Administrator may make a bona fide loan to a Participant, in an amount which does not exceed the lesser of $50,000 or 50% of the Participant's Vested Interest in his Participant's Account. The minimum amount to be borrowed is $500. Only one loan may be outstanding at a time.

       The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate, provided, however, that all loans granted hereunder:

       (A) are available to all Participants and Beneficiaries, who are parties-in-interest pursuant to section 3(14) of ERISA, on a reasonably equivalent basis;

       (B) are not made available to Highly Compensated Employees on a basis greater than the basis made available to other Employees;

       (C)  bear a reasonable rate of interest;

       (D)  are adequately secured;

       (E) are made only after a Participant obtains the consent of his Spouse, if any, to use his Participant's Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Participant's Account is used for renegotiation, extension, renewal or other revision of the loan.

       (F) are made in accordance with and subject to all of the provisions of this Article.

10A.2 LOAN PROCEDURES. The Plan Administrator shall establish a written set of procedures, set forth in the summary plan description, by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to, the following:

       (A) the person or persons authorized to administer the loan program, identified by name or position;

       (B)  the loan application procedure;

       (C)  the basis for approving or denying loans;

       (D)  any limits on the types of loans permitted;

       (E)  the procedure for determining a "reasonable" interest rate;

       (F)  acceptable collateral;

       (G)  default conditions; and

       (H) steps which will be taken to preserve Plan assets in the event of default.

                                   ARTICLE XI
                     FIDUCIARY DUTIES AND RESPONSIBILITIES

11.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence, and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

11.2 SERVICE IN MULTIPLE CAPACITIES. Any Person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

11.3 LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

11.4 INVESTMENT MANAGER. When an Investment Manager has been appointed he, is required to acknowledge in writing that he has undertaken a Fiduciary responsibility with respect to the Plan.

                                  ARTICLE XII
                               THE ADMINISTRATOR

12.1 DESIGNATION AND ACCEPTANCE. The Employer shall designate a person or persons to serve as Administrator under the Plan and such person, by joining in the execution of this Plan and Trust Agreement accepts such appointment and agrees to act in accordance with the terms of the Plan.

12.2 DUTIES AND AUTHORITY. The Administrator shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.

       The Administrator shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof, including but not limited to the following:

       (A) To determine all questions relating to a Participant's coverage under the Plan;

       (B) To maintain all necessary records for the administration of the Plan;

       (C) To compute and authorize the payment of retirement income and other benefit payments to eligible Participants and Beneficiaries;

       (D) To interpret and construe the provisions of the Plan and to make regulations which are not inconsistent with the terms thereof; and

       (E) To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.

       The Administrator shall take all such actions as are necessary to operate, administer, and manage the Plan as a retirement program which is at all times in full compliance with any law or regulation affecting this Plan.

       The Administrator may allocate certain specified duties of plan administration to an individual or group of individuals who, with respect to such duties, shall have all reasonable powers necessary or appropriate to accomplish them.

12.3 EXPENSES AND COMPENSATION. All expenses of administration may be paid out of the Trust fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust fund. However, the Employer may reimburse the Trust fund for any administration expense incurred. Any administration expense paid to the Trust fund as a reimbursement shall not be considered an Employer Contribution. Nothing shall prevent the Administrator from receiving reasonable compensation for services rendered in administering this Plan, unless the Administrator already receives full-time pay from any Employer adopting the Plan.

12.4 INFORMATION FROM EMPLOYER. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to this Plan as the Administrator may require.

12.5 ADMINISTRATIVE COMMITTEE; MULTIPLE SIGNATURES. In the event that more than one person has been duly nominated to serve on the Administrative Committee and has signified in writing the acceptance of such designation, the signature(s) of one or more persons may be accepted by an interested party as conclusive evidence that the Administrative Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Administrative Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

12.6 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. The Administrator, or any member of the Administrative Committee, may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

       The Administrator may be removed with or without cause by the Employer by delivery of written notice of removal, to take effect at a date specified therein, which shall be not less than 30 days after delivery thereof, unless such notice shall be waived.

       The Employer, upon receipt of or giving notice of the resignation or removal of the Administrator, shall promptly designate a successor Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors of the Employer will function as the Administrative Committee until a new Administrator has been appointed and has accepted such appointment.

12.7 INVESTMENT MANAGER. The Administrator may appoint, in writing, an Investment Manager or Managers to whom is delegated the authority to manage, acquire, invest or dispose of all or any part of the Trust assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Trustee, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

12.8 DELEGATION OF DUTIES. The Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities and functions as the Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.

                                  ARTICLE XIII
                             PARTICIPANTS' RIGHTS

13.1 GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is established and the Trust assets are held for the exclusive purpose of providing benefits for such Employees and their Beneficiaries as have qualified to participate under the terms of the Plan.

13.2 FILING A CLAIM FOR BENEFITS. A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

       A decision by the Administrator shall be made promptly and not later than 90 days after the Administrator's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim of benefits.

13.3 DENIAL OF CLAIM. Whenever a claim for benefits by any Participant or Beneficiary has been denied by a Plan Administrator, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth (1) the specific reasons for the denial;
       (2) the specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.

13.4 REMEDIES AVAILABLE TO PARTICIPANTS. A Participant or Beneficiary may (1) request a review by a Named Fiduciary, other than the Administrator, upon written application to the Plan; (2) review pertinent Plan documents; and (3) submit issues and comments in writing to a Named Fiduciary. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

       A decision by a Named Fiduciary shall be made promptly and not later than 60 days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a Named Fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

       A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his fights, to recover present benefits due to him, or to clarify his fights to future benefits under the Plan.

13.5 LIMITATION OF RIGHTS. Participation hereunder shall not grant any Participant the fight to be retained in the Service of the Employer or any other rights or interest in the Plan or Trust fund other than those specifically herein set forth.

13.6 PARTICIPANT CONTRIBUTIONS. Each Participant, regardless of his length of Service with the Employer, shall be fully vested (100%) at all times in any portion of his Participant's Account attributable to the following:

       -  Rollover Contributions.

13.7 MERGERS OR TRANSFERS. In the case of any merger or consolidation with or transfer of assets or liabilities to any other qualified plan after September 2, 1974, the following conditions must be met:

       (A) The sum of the account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer as if the plans had then terminated) of the entire plan assets.

       (B) The assets of each plan shall be combined to form the assets of the plan as merged (or transferred).

       (C) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or transfer).

       (D) Immediately after the merger (or transfer) each Participant in the plan merged (or transferred) shall be entitled to the same optional benefit forms as he was entitled to immediately prior to the merger (or transfer).

       In the case of any merger or consolidation with or transfer of assets or liabilities to any defined benefit plan after September 2, 1974, one of the plans before such merger, consolidation, or transfer shall be converted into the other type of plan and either the rules described above, applicable to the merger of two defined contribution plans, or the rules applicable to the merger of two defined benefit plans, as appropriate, shall be applied.

13.8 PARTICIPANT'S ACCOUNT AND VALUATION. A Participant's Account shall be maintained on behalf of each Participant until such account is distributed in accordance with the terms of this Plan. At least once per year, as of the last day of the Plan Year, each Participant's Account shall be adjusted for any earnings, gains, losses, contributions, withdrawals, loans, and expenses, attributable to such Plan Year, in order to obtain a new valuation of the Participant's Account.

13.9 INVESTMENT OF CONTRIBUTIONS. Each Participant and/or Beneficiary shall have the exclusive authority to direct the investment of contributions made to his Participant's Account among the investment funds designated by the Employer. The Participant and/or Beneficiary shall elect, by written notice to the Plan Administrator, to have a specified percentage invested in one or more investment fund(s), as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%.

       At any time, the Participant may change the amount of the contributions pursuant to the above paragraph to be invested in a particular investment fund, subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.

       The Plan Administrator shall provide each Participant with a form which the Participant may use to select among the investment funds designated by the Employer.

13.10 TRANSFERS BETWEEN INVESTMENT FUNDS. A Participant and/or Beneficiary may designate the amount of the contributions pursuant to Section 13.9 above to be transferred between the investment funds designated by the Employer, at any time.

       Notwithstanding the above, the transfer of amounts between investment funds shall be subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.

       The ability of a Participant who is subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with rules under Section 16(b) of the Act.

                                  ARTICLE XIV
                      AMENDMENT OR TERMINATION OF THE PLAN

14.1 AMENDMENT OF PLAN. The Employer shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan, provided that a Board of Directors' resolution pursuant to such modification or amendment shall first be adopted and provided further that the modification or amendment is signed by the Employer and the Administrator. Upon any such modification or amendment the Administrator and the Trustee shall be furnished a copy thereof. No amendment shall deprive any Participant or Beneficiary of any Vested Interest hereunder. Any Participant having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to such amendment.

       The period during which the election must be made by the Participant shall begin no later than the date the Plan Amendment is adopted and end no later than after the latest of the following dates:

       (A)  The date which is 60 days after the day the amendment is adopted;
            or

       (B) The date which is 60 days after the day the amendment becomes effective; or

       (C) The date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

       Such written election by a Participant shall be made to the Administrator.

       No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Internal Revenue Code section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

14.2 CONDITIONS OF AMENDMENT. The Employer shall not make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of section 401(a) of the Code.

14.3 TERMINATION OF THE PLAN. The Employer intends to continue the Plan indefinitely for the benefit of its Employees, but reserves the right to terminate the Plan at any time by resolution of its Board of Directors. Upon such termination, the liability of the Employer to make contributions, if any, hereunder shall terminate.

14.4 FULL VESTING. Upon the termination or partial termination of the Plan, or upon complete discontinuance of Employer contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be 100% vested and nonforfeitable.

14.5 DISTRIBUTIONS UPON PLAN TERMINATION. If this Plan is terminated and the Employer does not maintain or establish another defined contribution plan, pursuant to Code section 401(k)(l0)(A)(i), each Participant shall receive a total distribution, in the form of a lump-sum distribution as defined in Code section 401(k)(l0)(B)(ii), of his Participant's Account in accordance with the terms and conditions of Article VI.

       However, if this Plan is terminated and the Employer does maintain or establish another defined contribution plan as discussed in the above paragraph, or if the Plan is only partially terminated, each Participant shall receive a total distribution of his Participant's Account, excluding any amounts attributable to Elective Deferral Contributions and contributions made by the Employer designated as 401(k) contributions in accordance with the terms and conditions of Article VI. In such a situation, any amounts in a Participant's Account attributable to Elective Deferral Contributions and contributions made by the Employer designated as 401(k) contributions may be distributed only upon the occurrence of an event described in Article VI.

       No Participant and/or spousal consent will be required for a distribution where no successor plan exists. However, if the Employer does maintain a successor plan, Participant and/or spousal consent is required for a distribution exceeding $3,500. The Participant's Account will be transferred to such successor plan if the required consents are not received.

14.6 APPLICATION OF FORFEITURES. Upon the termination of the Plan, any Forfeitures which have not been applied as of such termination to reduce the contribution made by the Employer shall be credited on a pro rata basis to the Participant's Account of the then Active Participants in the same manner as the last contribution made by the Employer under the Plan.

14.7 APPROVAL BY THE INTERNAL REVENUE SERVICE. Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of section 401(a) of the Internal Revenue Code and that the Trust established in connection herewith shall be entitled to exemption under the provisions of section 501(a). In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan or Trust fails to so qualify as of the Effective Date, all liability of the Employer to make further contributions hereunder shall cease. The Plan Administrator, Trustee and any other Named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, the value of the Participants' Accounts shall be distributed in cash to the Employer, subject to the terms and conditions of Article VI.

       That portion of such distribution which is attributable to Participant Contributions as specified in Section 13.6, if any, shall be paid to the Participant, and the balance of such distribution shall be paid to the Employer.

14.8 SUBSEQUENT UNFAVORABLE DETERMINATION. If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of section 401(a) of the Internal Revenue Code, or that the Trust is no longer entitled to exemption under the provisions of section 501(a), and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan and/or Trust shall so qualify, the Participants' Accounts shall be fully vested and nonforfeitable and shall be disposed of as if the Plan had terminated, in the manner set forth in this Article XIV.

                                   ARTICLE XV
                             SUBSTITUTION OF PLANS

15.1 SUBSTITUTION OF PLANS. Subject to the provisions of Section 13.7 the Employer may substitute an individually designed plan or a master or prototype plan for this Plan without terminating this Plan as embodied herein and this shall be deemed to constitute an amendment and restatement in its entirety of this Plan as heretofore adopted by the Employer; provided, however, that the Employer shall have certified to the Trustee that this Plan is being continued on a restated basis which meets the requirements of section 401(a) of the Internal Revenue Code and ERISA.

15.2 TRANSFER OF ASSETS. Upon 90 days written notification from the Employer that a different plan meeting the requirements set forth in Section 15.1 above has been executed and entered into by the Administrator and the Employer, and after the Trustee has been furnished the Employer's certification in writing that the Employer intends to continue the Plan as a qualified Plan under section 401(a) of the Internal Revenue Code and ERISA, assets which represent the value of all Participant's Accounts may be transferred in accordance with the instructions received from or on behalf of the Employer. The Trustee may rely fully on the representations or directions of the Employer with respect to any such transfer and shall be fully protected and discharged with respect to any such transfer made in accordance with such representations, instructions, or directions.

                                  ARTICLE XVI
                                 MISCELLANEOUS

16.1 NON-REVERSION. This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in Sections 14.7, 16.7, and 16.8, under no circumstances shall any funds contributed hereunder, at any time, revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries.

16.2 GENDER AND NUMBER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

16.3 REFERENCE TO THE CODE AND ERISA. Any reference to any section of the Internal Revenue Code, ERISA, or to any other statute or law shall be deemed to include any successor law of similar import.

16.4 GOVERNING LAW. The Plan and Trust shall be governed and construed in accordance with the laws of the state where the Trustee has its principal office if the Trustee is a corporation or an association, otherwise under the laws of the state where the Employer has its principal office.

16.5 COMPLIANCE WITH THE CODE AND ERISA. This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

16.6 NON-ALIENATION. It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The preceding sentence shall not preclude the enforcement of a federal tax levy made pursuant to section 6331 of the Code or the collection by the United States on a judgement resulting from an unpaid tax assessment.

16.7 CONTRIBUTION RECAPTURE. Notwithstanding any other provisions of this Plan, (1) in the case of a contribution which is made by an Employer by a mistake of fact, Section 16.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (2) if a contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, then, to the extent the deduction is disallowed, Section 16.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

16.8 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any other provisions of this Plan, the Participant's Account may be segregated and distributed pursuant to a Qualified Domestic Relations Order within the meaning of Internal Revenue Code section 414(p). The Plan Administrator shall establish procedures for determining if a Domestic Relations Order is qualified within the meaning of section 414(p).

                                 ARTICLE XVI-A
                             TOP-HEAVY PROVISIONS

16A.1 DEFINITIONS. The following definitions are atypical terms used only in this Article XVI-A.

       (A) Compensation. The term Compensation, whenever used in this Article XVI-A, means Compensation as defined in Article V of the Plan, but includes the amount of any elective contributions made by the Employer on the Employee's behalf to a cafeteria plan established in accordance with the provisions of Code section 125, a qualified cash or deferred arrangement in accordance with the provisions of Code section 402(e)(3), a simplified employee pension plan in accordance with the provisions of Code section 402(h), or a tax sheltered annuity plan maintained in accordance with the provisions of Code section 403(b).

       (B) Key Employee. The term Key Employee means any Employee or former Employee (including deceased Employees) of the Employer who at any time during the Plan Year or the four preceding Plan Years was:

            (1) An officer of the Employer, but in no event if there are more than 500 Employees, shall more than 50 Employees be considered Key Employees. If there are less than 500 Employees, in no event shall the greater of three Employees or 10% of all Employees, be taken into account under this Subsection as Key Employees. If the number of officers is limited by the terms of the preceding sentence, the Employees with the highest Compensation will be considered to be officers.

                 In no event shall an officer whose annual Compensation is less than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) as adjusted from time to time, be a Key Employee for any such Plan Year.

                 In making a determination under this Subsection, Employees who have not completed six months of Service by the end of the applicable Plan Year, Employees who normally work less than 17-1/2 hours per week, Employees who normally work less than six months during a year, Employees who have not attained 21, and nonresident aliens who receive no earned income from U.S. sources, shall be excluded.

                 Also excluded under the above paragraph are Employees who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement. Such Employees will be excluded only if retirement benefits were the subject of good faith bargaining, 90% of the Employees of the Employer are covered by the agreement, and the Plan covers only Employees who are not covered by the agreement.

            (2) One of the 10 Employees who has annual Compensation greater than the amount in effect under Internal Revenue Code section 415(c)(1)(A) and who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) both more than 1/2% interest and the largest interest in the Employer. If two or more Employees own equal interests in the Employer, the ranking of ownership share will be in descending order of such

                 Employees' Compensation. If the Employer is other than a corporation, the term "interest" as used herein shall refer to capital or profits interest.

            (3) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more than 5% of the capital or profits interest in the Employer. The determination of 5% ownership shall be made separately for each member of a controlled group of corporations (as defined in Code section 414(b)), or of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Code section 414(c)), or of an affiliated service group (as defined in Code section 414(m)).

            (4) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer, and whose annual Compensation is more than $150,000. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more than 1% of the capital or profits interest in the Employer, and whose annual Compensation is more than $150,000.

            For the purposes of paragraphs (2), (3) and (4) above, if an Employee's ownership interest changes during a given Plan Year, his ownership interest for that Plan Year is the largest interest owned at any time during the Plan Year.

            The Beneficiary of any deceased Employee who was a Key Employee shall be considered a Key Employee for the same period as the deceased Employee would have been so considered.

       (C) Non-Key Employee. The term Non-Key Employee means any Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of any deceased Employee who is a Non-Key Employee shall be considered a Non-Key Employee for the same period as the deceased Employee would have been so considered.

       (D) Determination Date. The term Determination Date means, with respect to a Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of a plan, the last day of the first Plan Year.

       (E) Valuation Date. The term Valuation Date means, with respect to a Plan Year, the last day of the preceding Plan Year and is the date on which Account Balances are valued for the purpose of determining the Plan's Top-Heavy status.

       (F) Account Balance. The term Account Balance means the value of the Participant's Account standing to the credit of a Participant, a former Participant, or the Beneficiary of a former Participant, as the case may be, as of the Valuation Date. Such Account Balance shall include any contributions due as of the Determination Date and all distributions made to the Participant (or former Participant or Beneficiary, as the case may be) during the Plan Year or the preceding four Plan Years, except for distributions of Related Rollovers. However, the Account Balance shall not include any deductible Employee Contributions made pursuant to Internal Revenue Code section 219 or Unrelated Rollovers made to the Plan after December 31, 1983.

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

            A Related Rollover is a Rollover Contribution or Transfer that either was not initiated by the Employee or was made to a plan maintained by the same Employer.

            An Unrelated Rollover is a Rollover Contribution or Transfer that was initiated by the Employee and was made from a plan maintained by one employer to a plan maintained by another employer.

            For purposes of this Subsection (F), the term Employer shall include all employers that are required to be aggregated in accordance with Internal Revenue Code sections 414(b), (c) or (m).

       (G) Required Aggregation Group. The term Required Aggregation Group means all of the plans of the Employer which cover a Key Employee, including any such plan maintained by the Employer pursuant to the terms of a collective bargaining agreement, and each other plan of the Employer which enables any plan in which a Key Employee participates to satisfy the requirements of Internal Revenue Code sections 401(a)(4) or 410.

       (H) Permissive Aggregation Group. The term Permissive Aggregation Group means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which provide comparable benefits to the benefits provided by the plans in the Required Aggregation Group and are not included in the Required Aggregation Group, but which satisfy the requirements of Internal Revenue Code sections 401(a)(4) and 410 when considered together with the Required Aggregation Group, including any plan maintained by the Employer pursuant to a collective bargaining agreement which does not include a Key Employee.

       (I) Top-Heavy Plan. The Plan is Top-Heavy if it meets the requirements of Section 16A.2.

       (J) Super Top-Heavy Plan. The Plan is Super Top-Heavy if it meets the requirements of Section 16A.3.

       (K) Terminated Plan. A plan shall be considered to be a Terminated Plan if it:

            (1)  has been formally terminated;

            (2)  has ceased crediting service for benefit accruals and vesting;
                 or

            (3) has been or is distributing all plan assets to Participants (or Beneficiaries) as soon as administratively possible.

            With the exception of the Minimum Employer Contribution Requirements and the Minimum Vesting Requirements, the Top-Heavy provisions of this Article XVI-A will apply to any Terminated Plan which was maintained at any time during the five years ending on the Determination Date.

       (L) Frozen Plan. A plan shall be considered to be a Frozen Plan if all benefit accruals have ceased but all assets have not been distributed to Participants or Beneficiaries. The Top-Heavy provisions of this Article XVI-A will apply to any such Frozen Plan.

16A.2 TOP-HEAVY PLAN STATUS. This Plan shall be determined to be Top-Heavy if, as of the Determination Date, the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees covered by the Plan. The determination of whether

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

       the Plan is Top-Heavy shall be made after aggregating all plans in the Required Aggregation Group, and after aggregating any other plans which are in the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such Required Aggregation Group.

       In determining whether this Plan is Top-Heavy, the Account Balance of a former Key Employee who is now a Non-Key Employee will be disregarded. Likewise, for Plan Years beginning after December 31, 1984, the Account Balance of any Employee who has not performed an Hour of Service during the five-year period ending on the Determination Date will be excluded.

16A.3 SUPER TOP-HEAVY PLAN STATUS. This Plan shall be determined to be Super Top-Heavy if, as of the Determination Date, the Plan would meet the test specified in Section 16A.2 above, if 90% were substituted for 60% in each place where it appears. The Plan may be permissively aggregated in order to avoid being Super Top-Heavy.

16A.4 TOP-HEAVY REQUIREMENTS. Notwithstanding anything in the Plan to the contrary, if the Plan is Top-Heavy with respect to any Plan Year beginning after December 31, 1983, then the Plan shall meet the following requirements for such Plan Year:

       (A) Compensation Limit. The annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000; however, such dollar limitation shall be adjusted to take into account any adjustments made by the Secretary of the Treasury or his delegate pursuant to Internal Revenue Code section 416(d)(2).

       (B) Minimum Employer Contribution Requirements. A Minimum Employer Contribution of 3% of each Eligible Employee's Compensation will be made on behalf of each Eligible Employee in the Plan.

            If the actual Employer Contribution made or required to be made for Key Employees is less than 3%, the Minimum Employer Contribution required hereunder shall not exceed the percentage contribution made for the Key Employee for whom the percentage of Employer Contributions and Forfeitures relative to the first $150,000 of Compensation is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in the Plan's Required Aggregation Group.

            However, if a Participant in this Plan is also a participant in a defined benefit plan maintained by the Employer, such Participant shall receive the Top-Heavy minimum benefit under the defined benefit plan in lieu of the Minimum Employer Contribution described herein. Such minimum benefit will be equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 2% per Year of Service or 20%. Compensation periods and Years of Service to be taken into account in the calculation of this benefit shall be subject to any limitations set forth in the defined benefit plan.

            For any Limitation Year in which this Plan is Top-Heavy but not Super Top-Heavy, the Minimum Employer Contribution shall be increased to 4% of each Eligible Employee's Compensation in order to preserve the use of the factor 1.25 in the denominators of the fractions described in Section 5.4(B)(1) and Section 5.4(D)(1).
            A Participant who receives the Top-Heavy minimum benefit in lieu of the Minimum Employer Contribution shall receive an increased minimum benefit equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 3% per Year of Service or 20% plus one percentage point (to a maximum of 10 percentage points) for each year that this

            Plan is maintained. Compensation periods and Years of Service to be taken into account in the calculation of this increased minimum benefit shall be subject to any limitations set forth in the defined benefit plan.

            For any Limitation Year in which this Plan is Super Top-Heavy, the factor of 1.25 in the denominators of the fractions described in Sections 5.4(B)(1) and 5.4(D)(1) shall be reduced to 1.0. The Minimum Employer Contribution payable in such years shall be 3% of each Eligible Employee's Compensation and the defined benefit Top-Heavy minimum benefit shall be average Compensation multiplied by the lesser of 2% per Year of Service or 20%.

            Eligible Employees are all Non-Key Employees who are Participants in the Plan as of the last day of the Plan Year regardless of whether they had completed 1,000 Hours of Service during the Plan Year. Also included are Non-Key Employees who would have been Participants as of the last day of the Plan Year except:

            - The Employee's Compensation was below a required minimum level; or

            - The Employee chose not to make Elective Deferral Contributions when he was eligible to do so.

            Elective Deferral Contributions and Matching Contributions made to Key Employees shall be taken into account as Employer Contributions allocated to such Key Employees when determining whether a lower Minimum Employer Contribution is permissible for purposes of this section. However, Elective Deferral Contributions made by Non-Key Employees shall not be used towards satisfying the Minimum Employer Contribution required to be allocated to Non-Key Employees pursuant to this section.

            Matching Contributions made on behalf of Non-Key Employees may, at the option of the Employer, be used to satisfy the Minimum Employer Contribution requirement. However, for Plan Years beginning after December 31, 1988, to the extent that Matching Contributions are used for this purpose, they shall not be used to satisfy the Actual Contribution Percentage Test.

       (C) Minimum Vesting Requirements. Vesting shall be determined in accordance with the following schedule:

                    Years of Service               Vesting Percentage
                    ----------------               ------------------
                    Less than 2                             0%
                    2 but less than 3                      20%
                    3 or more                             100%

            In the event the Plan ceases to be Top-Heavy, the vesting schedule in this Section 16A.4(C) shall continue to apply until the Plan is amended to provide otherwise and any such amendment shall comply with the provisions of Section 14.1.

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